UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒         Filed by a Party other than the Registrant  ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to §240.14a-12
Hayward Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HAYWARD HOLDINGS, INC.
400 CONNELL DRIVE
SUITE 600
BERKELEY HEIGHTS, NJ 07922
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Time on Tuesday, May 19, 2022
Dear Stockholder of Hayward Holdings, Inc.:
You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Hayward Holdings, Inc., a Delaware corporation (“Hayward,” “we” or “us”), which, due to the ongoing public health concerns resulting from the COVID-19 pandemic, will be held virtually, via live webcast at www.virtualshareholdermeeting.com/HAYW2022, on Thursday, May 19, 2022 at 9:00 a.m., Eastern Time, for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect the three Class I directors named in the accompanying proxy statement, each to serve until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
3.	To select, on an advisory basis, the frequency of future stockholder advisory votes to approve the compensation of Hayward’s named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any postponements, adjournments or continuations thereof.
Our board of directors recommends that you vote “FOR” the director nominees named in Proposal No. 1 of the accompanying proxy statement, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accounting firm as described in Proposal No. 2 and “EVERY ONE YEAR” as the frequency of future stockholder advisory votes to approve the compensation of Hayward’s named executive officers as described in Proposal No. 3.
Our board of directors has fixed the close of business on March 21, 2022 as the record date (the “Record Date”) for the Annual Meeting. Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HAYW2022 and to ask questions and/or vote, you will be required to enter the 16-digit control number found on your proxy card, voting instruction form or notice previously received. Stockholders may vote in advance of the Annual Meeting at www.virtualshareholdermeeting.com/HAYW2022 or by telephone at 1-800-690-6903, 24 hours a day through 11:59 p.m. Eastern Time on the day before the Annual Meeting and may vote during the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/HAYW2022.
Each share of common stock that you own represents one vote for each of the matters to be acted upon at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

We appreciate your continued support of Hayward.
By order of the board of directors,
Kevin Holleran
President, Chief Executive Officer and Director
Berkeley Heights, New Jersey
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy as soon as possible by following the voting procedures described in these proxy materials.
Approximate Date of Mailing of Proxy Materials or
Notice of Internet Availability:
April 8, 2022

NOTICE OF AVAILABILITY OF PROXY MATERIALS	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	2
Why are you holding a virtual Annual Meeting and how can stockholders attend?	2
What matters am I voting on and how does the board of directors recommend that I vote?	2
Who is entitled to vote?	2
Who are stockholders of record?	3
Who are street name stockholders?	3
How many votes are needed for approval of each proposal?	3
What is a quorum?	4
How do I vote?	4
Can I change my vote?	5
What is the effect of giving a proxy?	5
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?	5
How are proxies solicited for the Annual Meeting?	5
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?	5
Where can I find the voting results of the Annual Meeting?	6
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	6
What is the deadline to propose stockholder actions and director nominations for consideration at next year’s annual meeting of stockholders?	6
How can I access the bylaws?	7
BOARD OF DIRECTORS	8
Board of Directors Composition	8
Information Regarding Directors and Nominees	9
Nominees for Director	9
Continuing Directors	10
PROPOSAL NO. 1 ELECTION OF DIRECTORS	13
Nominees	13
Vote Required; Recommendation of the Board of Directors	13
CORPORATE GOVERNANCE	14
Corporate Governance Overview and Fiscal Year 2021 Highlights	14
Board Leadership	15
Director Independence	15
Meetings of the Board of Directors	16
Board Committees	16
Membership and Functions of the Committees of the Board	17
Corporate Governance Guidelines	19
Identification and Evaluation of Nominees for Directors; Board Diversity	20
Compensation Committee Processes and Procedures	20
Compensation Committee Interlocks and Insider Participation	21
Code of Ethics for Senior Executive and Financial Officers and Business Conduct Policy	21
Hedging and Pledging Policies, Derivatives Trading	22
Stock Ownership Guidelines	22
Related Party Transaction Policy	23
Role of the Board in Risk Oversight	23
Role of the Board in ESG Oversight	23
Communications with the Board of Directors	24
Non-Employee Director Compensation	25
Director and Officer Indemnification Agreements	26
i

ii

HAYWARD HOLDINGS, INC.
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Time on Thursday, May 19, 2022
This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Company, for use at the 2022 annual meeting of stockholders (the “Annual Meeting”) of Hayward Holdings, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live webcast on Thursday, May 19, 2022 at 9:00 a.m. Eastern Time. The Annual Meeting can be accessed via the Internet at www.virtualshareholdermeeting.com/HAYW2022 where you will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. Because of the ongoing COVID-19 pandemic, the board of directors decided that the Annual Meeting will be held solely by this virtual format. Accordingly, you will not be able to attend the Annual Meeting physically in person.
Our board of directors has fixed the close of business on March 21, 2022 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.
In this proxy statement, the terms “Hayward,” “the Company,” “we,” “us” and “our” refer to Hayward Holdings, Inc. “Fiscal Year 2021” refers to the year ended December 31, 2021. The mailing address of our principal executive offices is 400 Connell Drive, Suite 600, Berkeley Heights, NJ 07922.
NOTICE OF AVAILABILITY OF PROXY MATERIALS
On or about April 8, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2021 Annual Report (the “2021 Annual Report”). The Notice provides instructions on how to vote via the Internet, mobile device, or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. This proxy statement and our 2021 Annual Report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the 16-digit control number located on your Notice or proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
The information provided in the “question and answer” format below is for your convenience only and summarizes certain of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting and how can stockholders attend?
We will be hosting the Annual Meeting via live webcast only. In addition to supporting the health and well-being of our stockholders and other meeting participants during the COVID-19 pandemic, we also believe hosting our Annual Meeting virtually helps to expand access, facilitate stockholder attendance, reduce costs and enable improved communication. It also reduces the environmental impact of our Annual Meeting. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/HAYW2022 with your 16-digit control number included in the Notice if you are a stockholder of record of shares of common stock (or on your proxy card if you are a stockholder of record and requested paper copies of the Annual Meeting materials), or included with your voting instructions received from your broker, bank or other nominee if you are a street name stockholder, as described below.
The Annual Meeting live webcast will begin promptly at 9:00 a.m., Eastern Time, on Thursday, May 19, 2022. Stockholders may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number: 844-986-0822 (U.S.) or 303-562-9302 (international).
What matters am I voting on and how does the board of directors recommend that I vote?
PROPOSAL	BOARD OF DIRECTORS VOTING RECOMMENDATION
PROPOSAL NO. 1
The election of three Class I directors named in this proxy statement to serve until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee

PROPOSAL NO. 2
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.	FOR

PROPOSAL NO. 3
Selection, on an advisory basis, of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers	EVERY ONE YEAR
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.
Who is entitled to vote?
Holders of our common stock, par value $0.001 (our “common stock”), as of the close of business on the Record Date will be entitled to one vote for each share of our common stock held by them on the Record Date with respect to all matters to be acted upon at the Annual Meeting. As of the Record Date, there were 229,325,124 shares of our common stock outstanding and entitled to be voted at the Annual Meeting, which does not include 9,455,417 shares held by the Company in treasury.

Who are stockholders of record?
If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Who are street name stockholders?
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to attend the virtual Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 The election of three Class I directors named in this proxy statement to serve until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified.
Our certificate of incorporation and bylaws state that, to be elected, a nominee must receive a plurality of the votes, which means that the nominees that receive the highest number of votes of the shares present in person (by means of remote communication) or represented by proxy and entitled to vote on the election of directors at the Annual Meeting “FOR” are elected as directors. Our Corporate Governance Guidelines further state that, in the event of an uncontested director election (such as this director election), where the votes “withheld” from a director nominee’s election exceed the votes cast “FOR” that nominee’s election, such nominee shall be required to submit his or her resignation to the board of directors for its consideration. The board of directors will then have the opportunity to determine whether to accept or reject such tendered resignation.

PROPOSAL NO. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person (by means of remote communication) at the Annual Meeting or represented by proxy at the Annual Meeting. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes (which are described below) are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal.

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 3 Selection, on an advisory basis, of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers
If none of the frequency options (every one year, every two years or every three years) receives a majority of votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will not be included in the vote totals for this matter and, accordingly, will have no impact on the outcome of the vote on this matter. This vote is not binding upon the Company, our board of directors or the compensation committee. Nevertheless, the board of directors and the compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of the future advisory votes by stockholders on the compensation of the Company’s name executive officers.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our bylaws and Delaware law. The presence in person (by means of remote communication) or represented by proxy of the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote on a matter at the Annual Meeting will constitute a quorum for that matter at the Annual Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•	By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2022 (have your Notice or proxy card in hand when you visit the website);
•	By toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on May 18, 2022 (have your Notice or proxy card in hand when you call);
•
By completing and mailing your proxy card (if you received printed proxy materials) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by 6:00 p.m. Eastern Time on May 18, 2022; or

•
By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/HAYW2022, where you may vote electronically and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. If you previously voted via the Internet (or by telephone or mail), you may still vote online at the Annual Meeting.

VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS AND WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU WISH TO DO SO.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time by:
•	entering a new vote by Internet or by telephone before the Annual Meeting;
•
delivering a written notice of revocation or completing and returning a later-dated proxy card before 6:00 p.m. Eastern Time on May 18, 2022 to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

•	attending and voting electronically at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Kevin Holleran (our President and Chief Executive Officer), Eifion Jones (our Senior Vice President and Chief Financial Officer) and Susan Canning (our Senior Vice President, Chief Legal Officer and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned or continued, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our 2021 Annual Report, primarily via the Internet. The Notice containing instructions on how to access this proxy statement and our 2021 Annual Report is first being mailed on or about April 8, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
The Company is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending the Notice and our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokers, banks and other nominees holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on the election of directors or the frequency of future stockholder advisory votes to approve the compensation of the named executive officers, which are “non-routine” matters, absent direction from you. If the broker, bank or other nominee that holds your shares in street name returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” Broker non-votes are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, the Notice, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and Annual Report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report to stockholders or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee.
You may also obtain a separate proxy statement or Annual Report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling Broadridge’s Householding Department at 866-540-7095. Additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials will be sent promptly upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or Annual Report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of future proxy statements or annual reports or Notices of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Broadridge Householding Department at the address above or by calling 866-540-7095.
What is the deadline to propose stockholder actions and director nominations for consideration at next year’s annual meeting of stockholders?
Rule 14a-8 Stockholder Proposals
As prescribed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), qualifying stockholders may present proper proposals for inclusion in our proxy statement for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 stockholder proposal to be timely and considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of our common stock, and our Corporate Secretary must receive the written proposal at our principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2023 Annual Meeting is not held more than 30 days from the first anniversary of the 2022 Annual Meeting, the applicable deadline will be December 9, 2022). Stockholder proposals should be addressed to: Hayward Holdings, Inc. Attention: Corporate Secretary, at the mailing address of our principal executive offices.
If a stockholder who has notified us of his, her or its intention to present a Rule 14a-8 stockholder proposal at an annual meeting does not appear and a qualified representative of that stockholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.

Advance Notice Stockholder Proposals
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proper proposal, including director nominations, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Any such advance notice stockholder proposal, including director nominations, must comply with all of the requirements set forth in our certificate of incorporation, our bylaws and applicable laws, rules and regulations. Our bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must be a stockholder of record at the time of the giving of the notice, (ii) the stockholder is entitled to vote at the meeting, (iii) the business must be a proper matter for stockholder action, and (iv) the stockholder must give timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. For an advance notice stockholder proposal, including director nominations, to be timely for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices at the address listed above:
•	not earlier than the close of business on 120 days prior to the anniversary of the Annual Meeting (January 19, 2023); and
•	not later than the close of business on 90 days prior to the anniversary of the Annual Meeting (February 18, 2023).
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before the one-year anniversary of the Annual Meeting, notice of an advance notice stockholder proposal must be received on or before ten days after the day on which the date of the 2023 annual meeting is first disclosed in a public announcement.
If a stockholder who has notified us of his, her or its intention to present an advance notice stockholder proposal, including director nominations, at an annual meeting does not appear and a qualified representative of that stockholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting, notwithstanding that proxies in respect of such vote may have been received by us.
You are advised to review our bylaws, which contain additional requirements regarding advance notice stockholder proposals, including director nominations.
Universal Proxy Rules
In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the board of directors’ nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 20, 2023 (unless we move the meeting up or delay it by more than 30 days from May 19, 2023).
How can I access the bylaws?
A copy of our bylaws is available via the SEC’s website at https://www.sec.gov as Exhibit 3.2 in Item 15 to our Form 10-K for the year ended December 31, 2021. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS
Board of Directors Composition
We are managed under the direction of our board of directors, which is currently composed of 13 members. The authorized number of directors comprising our board of directors may not be less than three or not more than fifteen, with the actual number to be fixed from time to time by resolution of our board of directors, subject to the terms of our certificate of incorporation and bylaws. Effective as of the commencement of the Annual Meeting, the size of our board of directors will be reduced to 12 members.
Our certificate of incorporation provides for a board of directors comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our board of directors is divided among the three classes as follows:
•
Our class I directors are Christopher Bertrand, Ali Afraz, Greg Brenneman and Jason Peters, and their terms will expire at the Annual Meeting. Messrs. Bertrand and Brenneman are standing for re-election to our board of directors at the Annual Meeting. In addition, the board of directors has nominated Ed Ward for election as a Class I director. Messrs. Afraz and Peters are not being nominated for re-election.

•	Our class II directors are Kevin Brown, Timothy Walsh, Mark McFadden and Arthur Soucy, and their terms will expire at the annual meeting of stockholders to be held in 2023.
•	Our class III directors are Kevin Holleran, Lori Walker, Diane Dayhoff, Stephen Felice and Lawrence H. Silber, and their terms will expire at the annual meeting of stockholders to be held in 2024.
Our directors’ comprehensive set of skills and diverse backgrounds are designed to ensure effective oversight of our business strategy and our corporate governance practices. Our continuing directors and nominees consist of individuals with a diversity of gender, ethnicity, skills and experiences, with women and ethnically diverse individuals representing approximately 25% of our board of directors. Our average incumbent director tenure is approximately 3.6 years.

Information Regarding Directors and Nominees
The following table sets forth the names, ages as of April 8, 2022, and certain other information for each other nominee for election as a director at the Annual Meeting (including directors with terms expiring at the Annual Meeting who are nominated for re-election), for each of the other members of the board of directors whose term expires at the Annual Meeting and for each of the continuing members of our board of directors. Full biographical information of the nominees and continuing directors follows the table.
NAME	CLASS	AGE	CURRENT POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Nominees:
Christopher Bertrand	I	37	Director	2020	2022	2025
Greg Brenneman	I	60	Director	2017	2022	2025
Ed Ward	I	57	—	—	—	2025	X
Other Directors with Terms Expiring at the Annual Meeting:
Ali Afraz	I	38	Director	2018	2022	—
Jason Peters	I	46	Director	2017	2022	—
Continuing Directors:
Kevin Brown	II	47	Director	2017	2023	—
Mark McFadden	II	44	Director	2017	2023	—
Arthur Soucy	II	59	Director	2017	2023	—	X
Timothy Walsh	II	58	Director	2017	2023	—
Diane Dayhoff	III	66	Director	2021	2024	—	X
Stephen Felice (C)	III	65	Director	2018	2024	—	X
Lawrence H. Silber	III	65	Director	2019	2024	—	X
Lori Walker	III	64	Director	2021	2024	—	X
Kevin Holleran	III	54	President, CEO & Director	2019	2024	—
(1)	If elected, Mr. Ward is expected to join the nominating and corporate governance committee immediately upon joining the board of directors.
Legend: (C) Chairperson of the Board |	Committee Chair |	Committee Member |	Audit Committee Financial Expert
Nominees for Director
Christopher Bertrand became a director in October 2020. Mr. Bertrand is Managing Director in MSD Partners, LP.’s (“MSD Partners”) Private Capital Group. Mr. Bertrand joined MSD Partners in 2019. Prior to joining MSD Partners, Mr. Bertrand was a Principal at Court Square Capital Partners. Previously, Mr. Bertrand was with Kohlberg, Kravis, & Roberts (KKR), where he focused on private equity investments, and Goldman, Sachs & Co. He received an M.B.A. with Distinction from Harvard Business School and a B.A. from Dartmouth College. He has served on numerous boards of directors. Mr. Bertrand brings expertise in finance and capital markets, strategic matters, as well as significant experience as a board member of several companies.

Greg Brenneman became a director in June 2017. Mr. Brenneman is Executive Chairman of CCMP Capital Advisors, LP (“CCMP”) and a member of the Firm’s Investment Committee. Mr. Brenneman plays an active leadership role in executing the Firm’s overall strategy while remaining actively engaged in completing transactions, developing strategies and coaching the senior management of CCMP’s portfolio companies. Prior to joining CCMP in October 2008, Mr. Brenneman served as Chairman, CEO, President and/or COO of Quizno’s Sub, Burger King, PwC Consulting and Continental Airlines. In 1994 Mr. Brenneman founded Turnworks, Inc. (“Turnworks”), his personal investment firm that focuses on corporate turnarounds. Prior to founding Turnworks, Mr. Brenneman was a Vice President for Bain & Company. Mr. Brenneman currently serves on the board of directors of Hayward, Ecovyst Inc., BGIS, Baker Hughes, Baylor College of Medicine and The Home Depot, Inc. Mr. Brenneman holds a B.B.A. in Accounting/Finance, summa cum laude, from Washburn University of Topeka, Kansas and an M.B.A. with distinction from Harvard Business School. He was awarded an honorary Doctor of Commerce degree from Washburn University. Mr. Brenneman brings expertise in leadership and strategic matters, as well as significant experience as a senior executive and board member of complex global businesses.
Ed Ward is a nominee for director. Mr. Ward is President – Client Product Group of Dell Technologies Inc. (“Dell”). Mr. Ward has over 35 years of experience working in the technology industry. Mr. Ward has worked at Dell for 22 years in progressively increasing roles of responsibility, including Senior Vice President – Client Product Group, Senior Vice President of Engineering – Client Product Group and vice president of Engineering – Servers. In addition, Mr. Ward has worked at NCR Corporation as Vice President of Engineering - Shared Components & Technical Services. Mr. Ward also has served in board roles at the University of Colorado, Boulder, University of Texas, Rio Grande Valley and Austin’s Habitat for Humanity. Mr. Ward received his B.S. in electrical engineering and computer science from the University of Colorado, Boulder and completed the Advanced Management Program at Harvard Business School. Mr. Ward brings to the board of directors expertise in leadership in strategic matters, as well as meaningful technology experience driven by a strong engineering background.
Continuing Directors
Kevin Brown became a director in June 2017. Mr. Brown is Co-Head of MSD Partners’ Private Capital Group. Mr. Brown joined MSD Partners in 2016 and currently serves on the boards of directors for Endries International, Hayward Industries and Ring Container Technologies. Prior to joining MSD Partners, Mr. Brown was a Partner with Court Square Capital where he worked primarily in the Industrials sector for ten years. Prior to Court Square, Mr. Brown was a Vice President with Apax Partners focusing on investments in the Media, Late-Stage Software, and Tech-Enabled Business Services sectors. He has served on numerous boards of directors, including ERICO Global, MacDermid, Pike Corporation and Wyle. Mr. Brown received his B.S. from the McIntire School of Commerce at The University of Virginia and his M.B.A. from the Wharton School of the University of Pennsylvania where he graduated as a Palmer Scholar. Mr. Brown brings expertise in finance and capital markets, strategic matters, as well as significant experience as a board member of complex global businesses.
Mark McFadden became a director in June 2017. Mr. McFadden is a Co-Managing Partner of CCMP and a member of the Firm’s Investment Committee. Mr. McFadden joined CCMP in 2002 and was named Co-Managing Partner in 2022 and a member of the Firm's Investment Committee in 2019. Mr. McFadden was named a Managing Director of CCMP in 2014. While at CCMP, Mr. McFadden has focused on investments in the industrial sector, including prior CCMP investments in Generac Power Systems, Milacron, and Eco Services. Prior to joining CCMP, Mr. McFadden worked in investment banking at CSFB and Bowles Hollowell Conner. Mr. McFadden serves on the board of directors of Hayward, Ecovyst Inc. and BGIS. Mr. McFadden holds a B.B.A. and a B.A. from the College of William and Mary. Mr. McFadden brings expertise in corporate finance and strategic development, as well as significant experience as a board member of global industrial businesses.
Arthur Soucy became a director in December 2017. Mr. Soucy is a retired executive with broad international experience running complex operations and large P&L’s in both the Oil & Gas and Aviation industries. Mr. Soucy has over 30 years of business leadership experience in multi-national environments holding executive positions with P&L responsibilities spanning some 80 countries. Mr. Soucy retired as President, Products & Technology for Baker Hughes, an Oil & Gas Services company, in July 2017. In that role, he was responsible for the company’s multi-billion-dollar chemical business as well as enterprise New Product & Technology development. He also was responsible for the company’s global marketing and supply chain functions. Prior to that, Mr. Soucy was headquartered in London, UK for nearly four years where he served as President of Europe, Africa, Russia, Caspian, and had P&L responsibilities for the Region. Prior to joining Baer Hughes, Mr. Soucy spent 29 years at Pratt & Whitney, where held a variety of executive level P&L, technology and supply chain positions. Mr. Soucy brings to the board extensive experience as an executive of multi-national businesses with insight into global marketing and supply chain functions.
Timothy Walsh became a director in June 2017. Mr. Walsh is Managing Director of CCMP and a member of the Firm’s Investment Committee. Mr. Walsh focuses on making investments in the industrial sector and has been responsible for CCMP’s investments in the chemicals, basic manufacturing, consumer products and packaging sectors. Mr. Walsh joined CCMP in 1992 and was named Partner and head of its industrial practice in 1999. Mr. Walsh became COO in 2015 and served as President and CEO from 2016 through March 2022. Prior to joining CCMP in 1992, Mr. Walsh worked on various industry-focused client teams within The Chase Manhattan Corporation. He serves on the board of directors of Hayward and Ecovyst Inc. Mr. Walsh holds a B.S. from Trinity College and an M.B.A. from the University of Chicago. Mr. Walsh brings expertise in corporate finance and strategic development, as well as significant experience as a board member of global industrial businesses.
Diane Dayhoff became a director in March 2021. Ms. Dayhoff served as Vice President Investor Relations at The Home Depot, Inc., from May 2003 to April 2018. Prior to joining The Home Depot, Ms. Dayhoff worked at Continental Airlines for 14 years in progressively increasing roles of responsibility, including as Staff Vice President of Finance. Ms. Dayhoff brings expertise in communication and investor relations, as well as significant experience in financial planning.
Stephen Felice became a director in May 2018. Mr. Felice has been Chairman and Chief Executive Officer of Felice Partners, LLC (advisory and private investment) since January 2017. Prior to that, Mr. Felice was President and Chief Executive Officer of Filtration Group Corporation (“FGC”), a global industrial manufacturer, from January 2014 through January 2017. Prior to joining FGC, Mr. Felice was President and Chief Commercial Officer of Dell from December 2011 through December 2013 after previously serving in a variety of executive roles at Dell from February 1999 through November 2011. Prior to joining Dell, Mr. Felice was President and Chief Executive Officer of DecisionOne Corporation (“DOC”), a provider of computer technology services from 1997 through 1999 after previously serving as President of DOC from 1995 through 1997. Prior to joining DOC, Mr. Felice worked at Bell Atlantic Corp in various roles from 1984 through 1995 and Shell Oil Corp from 1979 through 1984. Mr. Felice has served on the board of directors of Southwire Corporation since 2015 (currently serving as Chairman of Human Resources Committee) and the Mark Felice Foundation since 2003. Mr. Felice was also Vice Chairman at St. Michael’s Catholic Academy from 2010 to 2014, and served on the board of trustees for The Franklin Institute from 2013 to 2015 and the Singapore Economic Development Board 2010 to 2012. Mr. Felice brings significant expertise in managing large global enterprises, information technology and industrial manufacturing verticals, strategic planning, global sales, and manufacturing.
Lawrence H. Silber became a director in November 2019. Mr. Silber has served as President and Chief Executive of Herc Rentals Inc., (“Herc Rentals”), since May 2015. Prior to joining Herc Rentals, Mr. Silber served as an executive advisor at Court Square Capital Partners, LLP, a private equity firm primarily investing in the business services, healthcare, general industrial and technology and telecommunications sectors, from April 2014 to May 2015. Mr. Silber also served as Chief Operating Officer for Hayward Industries from 2008 to 2012, during which time he oversaw a successful transition through the recession and return to solid profitability. From 1978 to 2008, Mr. Silber worked for Ingersoll-Rand plc, (“Ingersoll”), a publicly traded manufacturer of industrial products and components, in a number of roles of increasing responsibility. Mr. Silber previously served on the board of directors of SMTC Corporation from 2012 to 2015. Mr. Silber brings expertise in executive management, strategy formation and leadership skills, gained as the Chief Operating Officer of Hayward Industries as well as in his current role as President and Chief Executive Officer of Herc Rentals. Mr. Silber also has extensive knowledge and experience in manufacturing, sales and marketing, and specific industry experience in our business, including our operations, business development matters and financial performance. Further, his experience as a director of another public company provides him with a broad understanding of the responsibilities of public company boards and issues applicable to public companies.

Lori Walker became a director in March 2021. Ms. Walker served as Chief Financial Officer and Senior Vice President of The Valspar Corporation, a global coatings manufacturer, from 2008 to 2013, where she led the Finance, IT and Communications teams. Before this position, Ms. Walker served as Valspar’s Vice President, Controller and Treasurer from 2004 to 2008 and as Vice President and Controller from 2001 to 2004. Prior to joining Valspar, Ms. Walker worked at Honeywell, Inc., a global conglomerate of commercial and consumer products, for 20 years in progressively increasing roles of responsibility, including as Director of Global Financial Risk Management. Ms. Walker currently serves on the board of directors of Southwire Company, LLC, a private industrial manufacturer of wire and cable, Constellium N.V., a publicly traded aluminum fabricator for the automotive, aerospace and packaging industries, and Compass Minerals International, Inc., a producer of salt for highway deicing, commercial and industrial markets. Ms. Walker brings extensive financial leadership experience in global, publicly traded companies, knowledge of financial controls and systems and risk management and understanding of IT infrastructure.
Kevin Holleran has served as President, Chief Executive Officer and Director of the Company since August 2019. Prior to joining the Company, Mr. Holleran served as President and Chief Executive Officer of the Industrial Segment within Textron beginning in 2017. Textron’s Industrial Segment is composed of Textron Specialized Vehicles, a leading global manufacturer of purpose-built vehicles and equipment for a variety of commercial and recreational applications across a number of brands; as well as, Kautex a tier one automotive supplier of fuel systems, selective catalytic reduction systems and cleaning solutions. Prior to 2017, Mr. Holleran was the President and Chief Executive Officer of Textron Specialized Vehicles for ten years, during which time he grew revenue and profitability substantially through both organic growth and acquisitions. Prior to his time at Textron, Mr. Holleran held a number of management positions at Ingersoll Rand and Terex Corporation across the sales, marketing, and product management functions. He holds an MBA from Wake Forest University and an undergraduate degree from Cornell University. As the Company’s president and chief executive officer, Mr. Holleran brings to the board of directors specific knowledge of our business, our people, our challenges and our prospects for continued growth, as well as a deep understanding of our business and markets.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of 13 members. In accordance with our certificate of incorporation, our board of directors is divided into three classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the Class I directors whose term is then expiring. Ali Afraz and Jason Peters, each a Class I director, are not being nominated for re-election. Effective as of the commencement of the Annual Meeting, the size of our board of directors will be reduced to 12 members. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, disqualification or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Christopher Bertrand, Greg Brenneman and Ed Ward as nominees for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Bertrand, Brenneman and Ward will serve as Class I directors until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees has agreed to serve if elected. For information concerning the nominees, please see “Board of Directors—Nominees for Director.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Messrs. Bertrand, Brenneman and Ward. In the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.
Vote Required; Recommendation of the Board of Directors
Our certificate of incorporation and bylaws state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, which means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Our Corporate Governance Guidelines further state that, in the event of an uncontested director election (such as this director election), where the votes “withheld” from a director nominee’s election exceed the votes cast “FOR” that nominee’s election, such nominee shall be required to submit his or her resignation to the board of directors for its consideration. The board of directors will then have the opportunity to determine whether to accept or reject such tendered resignation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF CHRISTOPHER BERTRAND, GREG BRENNEMAN AND ED WARD TO THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2025.

CORPORATE GOVERNANCE
Corporate Governance Overview and Fiscal Year 2021 Highlights
We are committed to operating with integrity and accountability. Our corporate governance policies set clear expectations and responsibilities for our leaders, employees and business partners to ensure we conduct our operations in a manner that is consistent with the highest standards of business ethics and accountability. Highlights of our corporate governance practices include the following:
•	Independent board chairperson
•	Board of directors composed of all non-employee directors (other than our Chief Executive Officer)
•	Board oversight of corporate social responsibility and sustainability, including our environmental, social and governance (“ESG”) related strategies, policies and disclosures
•	Board oversight of risk management
•	Policies in place prohibiting short sales, hedging, margin accounts and pledging of our stock
•	Robust stock ownership guidelines for officers and directors
•	Launched global ethics reporting platform
•	Monthly diversity & inclusion metrics are reported to senior leadership
In alignment with our core value of always striving to be better today than yesterday, we are committed to building on our strengths and improving how we measure and monitor our progress on our ESG-related initiatives. Our board of directors oversees corporate social responsibility and sustainability, including ESG-related strategies, policies and disclosures, see “Role of the Board in ESG Oversight” below.
Environmental, Social, and Governance (ESG) at Hayward
As a leading provider of environmentally friendly and energy efficient products, we strive to promote sustainability throughout our business operations. We believe that a healthy environment is necessary for the well-being of our people and our businesses and is the foundation for a sustainable and strong economy. Championing our core ESG values, we are committed to providing innovative and environmentally sustainable products, upholding responsible manufacturing practices, fostering a safe and inclusive workplace, and maintaining strong governance and compliance practices.
We are currently in the process of building the foundation of our principle-based approach to integrating ESG considerations throughout our organization’s processes. We are reviewing and updating our policies to be up to date with best-in-class ESG practices, and finalizing our materiality assessment, through which we have engaged our stakeholders, both internally and externally, to discuss and align on priority ESG topics. The results of this materiality assessment will be used to develop and guide ESG strategy and objectives moving forward.
2021 ESG Highlights
In 2021, in partnership with a third party, we conducted our first materiality assessment to identify the ESG topics that matter most to our stakeholders and our business. We engaged our customers, suppliers, investors, and communities to identify the strategic priority issues most relevant to Hayward. These topics will guide our ESG strategy going forward, and comprise our ESG framework.
We have established a formal ESG Steering Committee tasked with implementing our ESG framework throughout our business strategy and operations. Our ESG Steering Committee is composed of our Chief Executive Officer, Chief Financial Officer, Chief HR Officer, Chief Legal Officer, and other key senior leaders, and reports on ESG progress to the nominating and corporate governance committee of the Board.
Some of our recent environmental sustainability highlights include the following:
•	2021 Energy Star® Award for Excellence in Product Design
•	#1 Efficient Variable Speed Pump Full Line Supplier of Environmentally Sustainable Products
•	Recycle over 6,000 tons of leftover manufacturing materials annually

•	Recycle over 1,400 tons of resin material annually
•	70 percent of our molding machines are electric or hybrid, reducing energy use by 20-40% compared to hydraulic
•	New product innovation focuses on energy efficient, water conserving and chemical avoidance products, including products that:
○	Reduce energy use by up to 90% compared to conventional
○	Reduce chlorine use by up to 50%
○	Reduce water consumption by up to 16% through cartridge filtration
Some of our recent social responsibility highlights include the following:
•
In 2021, we launched a global diversity and inclusion strategy focused on fostering a culture that encourages collaboration, flexibility, and fairness to enable all employees to contribute to their full potential. We are working to embed diversity and inclusion in our policies and our culture and have tracked KPIs and metrics to ensure management accountability.

•
We pride ourselves on our robust and comprehensive OSHA-aligned safety standards and go a step further by creating an open feedback culture, where over 500 employees suggested and submitted improvements that have been implemented. In addition to engaging our employees in safety enhancements, over the past three years there has been a 54% decrease in global recordable injuries.

Some of our recent corporate governance initiatives include the following:
•	Launched a global ethics reporting platform in 2021
•	Created and implemented a program in which monthly diversity and inclusion metrics are reported to senior leadership
Board Leadership
Our board of directors is responsible for the supervision and oversight of our business affairs. In executing this responsibility, our board of directors establishes corporate policies, sets strategic direction and oversees management. Our board of directors has not adopted a formal policy with respect to the separation of the offices of Chief Executive Officer and Chairperson of the Board. It is our board of directors’ view that rather than having a rigid policy, our board of directors should determine, as and when appropriate upon consideration of all relevant factors and circumstances, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairperson of the Board, with Mr. Holleran serving as our Chief Executive Officer and Mr. Felice serving as non-executive Chairperson of the Board. We believe this is appropriate as it provides Mr. Holleran with the ability to focus on our day-to-day operations, while Mr. Felice focuses on the oversight by our board of directors.
Director Independence
We are a “controlled company” within the meaning of the New York Stock Exchange’s (“NYSE”) corporate governance standards because more than 50% of the voting power of our common stock is held by investment funds affiliated with CCMP, MSD Partners and Alberta Investment Management Corp. (“AIMCo” and, collectively, our “Sponsors”), which are parties to a stockholders agreement with respect to their ownership of our common stock. See “Related Person Transactions—Amended and Restated Stockholders Agreement.” Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or other company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of our board of directors consist of independent directors, (2) that our board of directors have a compensation committee that consists entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that consists entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process.
Pursuant to the corporate governance standards of the NYSE, a director employed by us cannot be deemed an “independent director,” and each other director will qualify as “independent” only if our board of directors affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. In making such determinations, the board of directors considered that certain directors serve as directors of other companies with which we engage from time to time in the ordinary course of business and, in accordance with our independence standards, determined that none of these relationships were material or impaired the independence of any of our directors. The fact that a director may own our capital stock is not, by itself, considered a material relationship. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has affirmatively determined that each of Ms. Dayhoff, Mr. Felice, Mr. Silber, Mr. Soucy, Ms. Walker and Mr. Ward are independent in accordance with the NYSE rules. There are no family relationships among any of our directors or executive officers. We are relying on the exceptions described in the previous paragraph resulting from our status as a “controlled company” with respect to having a majority independent board of directors as well as having compensation and nominating and corporate governance committees made up entirely of independent directors.
In addition, our board of directors has determined that Ms. Dayhoff, Mr. Felice and Ms. Walker each satisfy the independence requirements for audit committee members under the listing standards of the NYSE and Rule 10A-3 of the Exchange Act. Ms. Dayhoff and Ms. Walker have also been determined to be audit committee “financial experts” as defined under SEC rules. All members of the audit committee are able to read and understand fundamental financial statements, are familiar with finance and accounting practices and principles and are financially literate.
Meetings of the Board of Directors
Our board of directors held six meetings (including regularly scheduled and special meetings) during our Fiscal Year 2021. Each director attended at least 75% of the aggregate of the meetings of the board and of meetings held by all committees of the board on which such director served during Fiscal Year 2021. Our non-employee directors meet by themselves, without management directors and management present, periodically throughout Fiscal Year 2021. Mr. Felice, the non-executive Chairperson of the Board, presides at all meetings of non-management directors. While we have no policy with respect to director attendance of annual meetings of stockholders, directors are encouraged to attend. The Annual Meeting is our first annual meeting of stockholders as a public company.
Board Committees
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. A copy of each of the three standing committee’s charter is posted on the investor relations—governance section of our website, www.global.hayward.com. In addition, from time to time, our board of directors may establish other committees to facilitate the management of our business or to address particular matters as they arise. Members serve on committees until their resignation or until as otherwise determined by our board of directors.

Membership and Functions of the Committees of the Board
AUDIT COMMITTEE Members: Lori Walker (Chairperson) Diane Dayhoff Stephen Felice Number of Meetings Held in Fiscal Year 2021: 5	Our audit committee’s responsibilities include, among other things:
	•	Overseeing the quality and integrity of our financial statements and the financial reporting process;
	•	Appointing and overseeing our external auditors and meeting separately with our external auditors to discuss the scope of their work and their findings;
•
Overseeing our annual audit process, including considering and discussing with our external auditors and management significant accounting and reporting issues, the results of the audit, whether the financial statements are complete and the audit opinion;

	•	Reviewing and discussing with our external auditors and management our annual and quarterly financial statements;
	•	Overseeing earnings press releases and their contents;
	•	Providing oversight with respect to our capital structure, key financial ratios and liquidity;
	•	Overseeing our internal controls and advising management, our internal audit department and our external auditors with respect to internal control matters;
	•	Reviewing and discussing significant changes to our accounting policies with management and our external auditors;
	•	Reviewing internal audit reports and regularly evaluating the effectiveness of our internal audit function;
	•	Reviewing guidelines and policies governing how our management assesses and manages risks associated with our business;
	•	Overseeing the effectiveness of our systems for monitoring compliance with laws and regulations;
•
Reviewing and overseeing all related party transactions required to be disclosed in any public filings for potential conflicts of interest in accordance with the Company’s related party transactions policy;

	•	Overseeing the integrity of the Company’s information technology systems, processes and data;
•
Periodically reviewing and assessing with management and the internal auditor the adequacy of security for the Company’s information technology systems, processes and data and the Company’s contingency plans in the event of a breakdown or security breach affecting such systems, process and data or that of the Company’s clients; and

	•	Reviewing and assessing audit committee members’ individual performance and the performance of the audit committee as a whole.

Each member of our audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our board of directors has determined that each of Lori Walker and Diane Dayhoff is an “audit committee financial expert” as such term is defined under the SEC rules. Christopher Bertrand served on our audit committee during Fiscal Year 2021. On February 10, 2022, Stephen Felice replaced Mr. Bertrand on the audit committee so that the committee would be composed entirely of directors who meet the requirements for independence under the listing standards of the NYSE and SEC rules and regulations prior to the expiration of the one-year grace period after our IPO permitted under those rules. Each of Ms. Dayhoff and Ms. Walker joined our audit committee on March 12, 2021.

COMPENSATON COMMITTEE Members: Mark McFadden (Chairperson) Kevin Brown Lawrence H. Silber Number of Meetings Held in Fiscal Year 2021: 4	Our compensation committee’s responsibilities include, among other things:
	•	Reviewing and establishing the Company’s overall compensation strategy for its management and employees;
	•	Annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;
	•	Evaluating our Chief Executive Officer’s performance;
	•	Approving or recommending to our board of directors to approve our Chief Executive Officer’s compensation;
	•	Reviewing and determining, or recommending to the board to determine, the compensation of our other executive officers;
	•	Reviewing, assessing and making recommendations to the board of directors regarding the compensation of the members of the board of directors;
	•	Reviewing, approving and overseeing our compensation and benefits plans;
	•	Approving equity grants and awards;
	•	Reviewing and approving employment contracts and other compensation, severance and change-in-control arrangements for executive officers;
	•	Reviewing the Company’s compensation policies and practices to determine whether they encourage excessive risk-taking;
	•	Reviewing and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;
	•	Reviewing and assessing compensation committee members’ individual performance and the performance of the compensation committee as a whole; and
	•	Reviewing and approving other policies and practices related to the compensation of our directors, officers and employees.

As a “controlled company” under NYSE rules, our compensation committee is not required to comprise independent directors. Of the members of the compensation committee, only Lawrence H. Silber has been determined by the board of directors to be “independent” under NYSE rules.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members: Timothy Walsh (Chairperson) Stephen Felice Arthur Soucy Number of Meetings Held in Fiscal Year 2021: 2	Our nominating and corporate governance committee’s responsibilities include, among other things:
	•	Identifying, selecting and recommending to our board of directors individuals to become members of our board of directors;
	•	Recommending to the board the classes on which such nominees should serve;
	•	Reviewing our board of directors’ committee structure and making recommendations regarding the appointment of directors to committees;
	•	Reviewing the corporate governance guidelines regularly;
	•	Overseeing the Company’s ESG initiatives and progress;
•
Reviewing the Company’s practices and policies with respect to directors, including retirement policies, the size of the board, service of non-employee directors, the meeting frequency of the board and the structure of board meetings and make recommendations to the board with respect thereto;

•
Recommending to the board or to the appropriate committee thereof processes for annual evaluations of the performance of the board and the Chief Executive Officer and appropriate committees of the board;

	•	Overseeing such processes for annual evaluations, and certify annually that the performance of the Chief Executive Officer and other members of executive management is being appropriately evaluated;
	•	Reviewing Company policies with respect to significant issues of corporate public responsibility, including contributions;
	•	Considering and reporting to the board any questions of possible conflicts of interest of board members;
	•	Providing for new director orientation and continuing education for existing directors on a periodic basis;
	•	Overseeing the maintenance and presentation to the board of management’s plans for succession to senior management positions in the Company;
	•	Reviewing and assessing the adequacy of the nominating and corporate governance committee charter periodically and recommend any proposed changes to the board for approval; and
	•	Annually performing, or participating in, an evaluation of the performance of the committee, the results of which shall be presented to the board.

As a “controlled company” under NYSE rules, our nominating and corporate governance committee is not required to comprise independent directors. Of the members of the nominating and corporate governance committee, Stephen Felice and Arthur Soucy have been determined by the board of directors to be “independent” under NYSE rules.

Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines, which are designed to assist our board of directors in performing its duties. These guidelines provide general guidance to our board of directors with a view to continuing a strong and effective working relationship among the board members and as between our board of directors and management. The goal of these guidelines is to reflect current governance practices for our board of directors and to enhance the ability of our board of directors and management to guide the Company in its continuing growth and success. Our Corporate Governance Guidelines may be amended by our board of directors at any time. A copy of our Corporate Governance Guidelines is available under the investor relations—governance section of our website, www.global.hayward.com.

Our Corporate Governance Guidelines address items such as:
•	Board size
•	Selection of new directors
•	Board membership criteria
•	Director independence
•	Majority voting policy for uncontested director elections
•	Designation of Board chairperson
•	Directors who change their present job responsibility
•	Board policy on director term limits
•	Board compensation policy and stock ownership
•	Evaluation of board performance
•	Ongoing and continuing education
•	Interaction with institutional investors, press, customers, etc.
•	Meetings of the board of directors
•	Committees of the board of directors
•	Leadership development
•	Succession planning
Identification and Evaluation of Nominees for Directors; Board Diversity
The nominating and corporate governance committee considers candidates for director from a variety of sources, including candidates who are recommended by other Board members and by management. The nominating and corporate governance committee also considers candidates for director recommended by stockholders who submit such recommendations in writing to our Corporate Secretary and evaluates director candidates recommended by stockholders in the same way it evaluates candidates recommended by the other sources referenced above.
In accordance with our Corporate Governance Guidelines, the nominating and corporate governance committee identifies and considers candidates based on a diversity of skills, expertise, industry knowledge, diversity of opinion and perspectives and other attributes. Among other things, the board of directors has determined that it is important to have directors with the following skills and experiences: leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others; knowledge of the Company’s industry, which is relevant to understanding the Company’s business and strategy; operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company’s business strategy and operating plan; risk management experience, which is relevant to oversight of the risks facing the Company’s business; financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company’s capital structure, financial statements and reporting requirements; and strategic planning experience, which is relevant to the Board’s review of the Company’s strategies and monitoring their implementation and results.
The nominating and corporate governance committee has also committed to including candidates with a diversity of age, gender, ethnicity/race and education in any pool of candidates from which board of director nominees are chosen. The board of directors also confirms that our policy of non-discrimination applies in the selection of directors.
Compensation Committee Processes and Procedures
Our compensation committee is primarily responsible for establishing and overseeing our general compensation strategy. In addition, the compensation committee oversees our compensation and benefit plans and policies, administers our cash and equity-based plans and management incentive compensation plans and reviews and approves compensation decisions relating to our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our Chief Executive Officer makes such recommendations regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters, as well.
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. For Fiscal Year 2021, our compensation committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultants. Pearl Meyer primarily assisted the compensation committee in its review of our executive compensation program and the determination of an appropriate peer group. Following the engagement of Pearl Meyer in December 2020, the compensation committee consulted with Pearl Meyer regularly throughout the year, and one or more representatives of Pearl Meyer attended portions of our compensation committee meetings. The compensation committee considered the information presented by its independent compensation consultants, but all decisions regarding the compensation of our executive officers were made independently by the compensation committee. In Fiscal Year 2021, in compliance with SEC rules, the compensation committee assessed the independence of Pearl Meyer and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the compensation committee. Pearl Meyer did not provide any services to us in Fiscal Year 2021 other than the services provided directly to the compensation committee.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. None of the members of the compensation committee is, nor has ever been, an officer or employee of the Company, except for Lawrence H. Silber, who served as the chief operating officer of the Company from 2008 to 2012.
Code of Ethics for Senior Executive and Financial Officers and Business Conduct Policy
We have adopted a Code of Ethics for Senior Executive and Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, President, North America, Treasurer and Corporate Controller and any persons performing similar functions. We intend to disclose future amendments to certain provisions of our Code of Ethics for Senior Executive and Financial Officers, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or other persons performing similar functions on our website. A copy of our Code of Ethics for Senior Executive and Financial Officers is available under the investor relations—governance section of our website, www.global.hayward.com.
Our Code of Ethics for Senior Executive and Financial Officers addresses items such as:
•	Avoiding actual or apparent conflicts of interest;
•	Provision of full, fair, accurate, timely and understandable disclosure;
•	Compliance with applicable laws, rules and regulations; and
•	Safeguarding of confidential Company information.
We have also adopted a Business Ethics and Code of Conduct Policy applicable to our directors, officers and all of our employees. A copy of our Business Ethics and Code of Conduct Policy is available under the investor relations—governance section of our website, www.global.hayward.com.

Our Business Ethics and Code of Conduct Policy addresses items such as:
•	Accuracy of corporate documents, including financial records;
•	Retention and destruction of records;
•	Nondiscrimination in employment and opportunity;
•	Sexual and other workplace harassment;
•	Diversity and inclusion;
•	Human rights and collective bargaining;
•	Health, safety and environment;
•	Responsible marketing;
•	Fraudulent conduct;
•	Compliance with privacy and security laws;
•	Fair dealing with the Company’s competitors, suppliers,employees and customers;
•	Compliance with antitrust laws;
•	Compliance with US immigration laws;
•	Compliance with export control laws;
•	Political contributions and other political activities;
•	Charitable contributions;
•	Copyright infringement and software piracy;
•	Compliance with government investigations;
•	Conflicts of interest;
•	Use of Company property and other outside activities; and
•	Handling of confidential and proprietary information.
Hedging and Pledging Policies, Derivatives Trading
As part of our insider trading policy, all of our directors, officers and employees are prohibited from engaging in hedging and other monetization transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan. We also prohibit our directors, officers and employees from speculating in our equity securities, including through the use of short sales or by trading in options or other derivative securities with respect to our securities.
Stock Ownership Guidelines
Our board of directors adopted stock ownership guidelines on February 10, 2021 for our executive officers and directors. Our stock ownership guidelines were put in place in connection with the IPO and are intended to increase the alignment of interests between our executive officers and directors and our stockholders. The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy.
Our guidelines for executive officers provide the following:
Category	Share Guideline (multiple of base salary)
Chief Executive Officer	5x
Chief Financial Officer	3x
President, North America	2x
Other Executive Officers	1x
Our outside directors are required to hold shares of our common stock with a value equal to five times the amount of the annual cash retainer, if any, paid to such director for service on the board (excluding additional chair of the board, committee and committee chair retainers, if any).
Executive officers and directors are required to achieve the applicable level of ownership within five years of the later of the date the ownership guidelines were adopted or the date such person was designated an executive officer or became a director, as applicable.
For purposes of the stock ownership guidelines, we include direct ownership of shares (including by a member of his or her immediate family residing in the same household), shares held in trust for the benefit of the executive officer or director (or a member of his or her immediate family residing in the same household), shares held in our employee stock purchase plan, 401(k) or deferred compensation retirement plans, shares underlying vested incentive equity awards, and shares underlying unvested restricted stock unit awards (net of applicable tax withholding). Pledged shares and any unexercised or unvested equity awards (other than unvested RSUs) do not count towards satisfaction of the guidelines. Failure to comply with the stock ownership guidelines will (among other things, as may be determined by the compensation committee) require executive officers and outside directors to retain at least 50% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable) received upon the vesting or settlement of equity awards or the exercise of stock options, until the thresholds stated above are reached. The compensation committee is responsible for administering our stock ownership guidelines.
Related Party Transaction Policy
We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, the audit committee is responsible for reviewing and approving related party transactions. The policy applies to transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 with respect to any fiscal year, and where we (or one of our subsidiaries) are a participant and in which a related party has or will have a direct or indirect material interest. In the event a proposed related party transaction is expected to be less than $500,000, the chairperson of the audit committee has the authority to pre-approve or ratify the transaction. In the course of reviewing potential related party transactions, the audit committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the board of directors has reviewed and designated certain types of related party transactions that will be deemed pre-approved by the audit committee: certain employment arrangements with executive officers if the related compensation is required to be reported in the Company’s proxy statement; director compensation arrangements if such compensation is required to be reported in the Company’s proxy statement; certain transactions with other companies where the related person’s only relationship is as a director of that company, beneficial owner of less than 10% of that company’s equity securities or limited partner with a less than 10% interest; certain transactions where all stockholders receive proportional benefits; transactions involving competitive bids; certain regulated transactions; and certain banking-related transactions.
Role of the Board in Risk Oversight
Management is responsible for the day-to-day management of the risks facing our company, and our board of directors has responsibility for the oversight of risk management. While our board of directors has primary responsibility for overseeing risk management, our board of directors also delegates certain oversight responsibilities to its committees. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees our major financial risk exposures and reviews the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our audit committee also oversees the integrity of the Company’s information technology systems, processes and data, and periodically (but no less than annually) reviews and assesses with management and the internal auditor (or other personnel responsible for the internal audit function), the adequacy of security for the Company’s information technology systems, processes and data and the Company’s contingency plans in the event of a breakdown or security breach affecting the Company’s information technology systems, processes and data or the information technology systems, processes and data of the Company’s clients. Our nominating and corporate governance committee oversees management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors, director succession planning and corporate governance.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise. In particular, throughout Fiscal Year 2021 and currently, our board of directors regularly received and continues to receive updates from management on the impact of the COVID-19 pandemic on our business, our employees and our suppliers and customers.
Role of the Board in ESG Oversight
The Company’s board of directors and its committees play an important role in overseeing our ESG programs and policies. The nominating and corporate governance committee is specifically assigned responsibility to oversee the Company’s ESG priorities, risks, and opportunities to guide related programming and procedures within its established charter. The nominating and corporate governance committee has additional responsibilities associated with the review of the Company’s corporate governance guidelines on an annual basis, or more frequently if appropriate, and recommends changes as necessary. The nominating and corporate governance committee charter specifically states that the committee will be committed to promoting diversity, including diversity of gender, race, ethnicity and age, and inclusion in its selection practices and shall consider all candidates for director on the basis of their skills, qualifications and experience.
All of the board committees are accountable for various components of ESG through the responsibilities assigned in their respective charters. The Audit Committee has specific accountability for ethics and compliance, and oversees the Company’s ethics and compliance functions, including the Company’s Code of Ethics for Senior Executive and Financial Officers and other procedures established by the Company with regard to ethical behavior, avoidance of conflicts of interest, and other related matters. In addition, the audit committee oversees the integrity of the Company’s information technology systems, processes and data and periodically (but no less than annually), at its discretion, reviews and assesses with management and the internal auditor (or other personnel responsible for the internal audit function), the adequacy of security for the Company’s information technology systems, processes and data and the Company’s contingency plans in the event of a breakdown or security breach affecting the Company’s information technology systems, processes and data or the information technology systems, processes and data of the Company’s clients. The compensation committee supports our human capital management objectives through their oversight of the compensation and benefits of the Company’s officers, employees and directors, assessing the adequacy of the Company’s compensation principles and philosophy and administering the Company’s compensation, benefit and equity-based plans by exercising its rights and responsibilities as specified in its charter. The compensation committee is also responsible for reviewing and establishing the Company’s overall compensation strategy, including base salary, incentive compensation and equity-based grants, to provide for appropriate rewards and incentives for the Company’s management and employees, taking into account whether such rewards and incentives encourage undue or inappropriate risk taking by such personnel.
Communications with the Board of Directors
Although we do not have a formal policy regarding communications with our board of directors, stockholders, employees and others who are interested in communicating with our board of directors may do so by writing to us at Hayward Holdings, Inc., Attn: Corporate Secretary, 400 Connell Drive, Suite 600, Berkeley Heights, NJ 07922. The Corporate Secretary will forward to the Chairperson of the Board and such other board members as may be deemed appropriate any such communication, provided that such communication addresses a legitimate business issue.

Non-Employee Director Compensation
Fiscal Year 2021 Director Compensation Table
The following table sets forth information regarding the compensation earned for service on our board of directors, during the year ended December 31, 2021 by the directors who were not also named executive officers. Mr. Holleran did not receive any additional compensation for his service on the board of directors during the year ended December 31, 2021. Mr. Holleran’s compensation for the year ended December 31, 2021 is set forth under “Executive Compensation—Summary Compensation Table.”
Name	Fees Earned for Fiscal Year 2021 or Paid in Cash ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Total ($)
Ali Afraz(1)	—	—	—	—
Christopher Bertrand(1)	—	—	—	—
Greg Brenneman(1)	—	—	—	—
Kevin Brown(1)	—	—	—	—
Diane Dayhoff(2)	76,722	125,000	—	201,722
Stephen Felice	99,292	200,000	—	299,292
Douglas Londal(1)(3)	—	—	—	—
Mark McFadden(1)	—	—	—	—
Jason Peters(1)	—	—	—	—
Lawrence H. Silber	91,722	125,000	—	216,722
Arthur Soucy	79,222	125,000	—	204,222
Christopher Stevenson(1)(4)	—	—	—	—
Lori Walker(2)	88,764	125,000	—	213,764
Timothy Walsh(1)	—	—	—	—
(1)
Each of these directors is affiliated with one of our Sponsors and was designated to the board of directors by the respective Sponsor. These directors waived compensation in respect of their service as members of our board of directors.

(2)	Ms. Dayhoff and Ms. Walker each joined the board of directors on March 11, 2021.
(3)	Mr. Londal resigned from our board of directors effective March 1, 2021.
(4)	Mr. Stevenson resigned from our board of directors effective March 11, 2021.
(5)
Directors who served on the board of directors for a portion of the fiscal year received a prorated amount of the annual cash retainer and any additional cash retainer payable for committee service in Fiscal Year 2021.

(6)
Amounts reflect the full grant-date fair value of restricted stock unit awards and options granted during Fiscal Year 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. In connection with our initial public offering of common stock (the “IPO”), the board of directors approved the grants of restricted stock units: Ms. Dayhoff: 7,352 restricted stock units, Mr. Felice: 11,764 restricted stock units, Mr. Silber: 7,352 restricted stock units, Mr. Soucy: 7,352 restricted stock units and Ms. Walker: 7,352 restricted stock units. These restricted stock units will vest on March 11, 2022, generally subject to the director’s continued service on our board of directors.

For each non-employee director, the aggregate number of stock awards outstanding as of the end of the fiscal year ending December 31, 2021 was Ms. Dayhoff: 7,352 restricted stock units, Mr. Felice: 11,764 restricted stock units, Mr. Silber: 7,352 restricted stock units, Mr. Soucy: 7,352 restricted stock units and Ms. Walker: 7,352 restricted stock units.
(7)
For each non-employee director, the aggregate number of option awards outstanding as of the end of the fiscal year ending December 31, 2021 was Mr. Felice: 126,750 option shares, Mr. Silber: 156,000 option shares and Mr. Soucy: 121,236 option shares. This consists of vested and unvested option awards issued prior to Fiscal Year 2021.

Pre-IPO Director Compensation Agreements
Mr. Felice. On July 25, 2018, we entered into a letter agreement with Mr. Felice under which he agreed to serve on our board of directors. Pursuant to his letter agreement, Mr. Felice was entitled to receive an annual fee equal to $60,000, payable in equal quarterly installments, and reimbursement for reasonable out-of-pocket expenses incurred in connection with serving as a director. In addition, Mr. Felice was entitled to receive a one-time grant of an option to purchase 126,750 shares of our common stock, vesting 50% subject to time-based vesting criteria and 50% subject to performance-based vesting criteria.
Mr. Silber. On November 22, 2019, we entered into a letter agreement with Mr. Silber under which he agreed to serve on our board of directors. Pursuant to his letter agreement, Mr. Silber was entitled to receive an annual fee equal to $60,000, payable in equal quarterly installments, and reimbursement for reasonable out-of-pocket expenses incurred in connection with serving as a director. In addition, Mr. Silber was entitled to receive a one-time grant of an option to purchase 156,000 shares of our common stock, vesting 100% subject to time-based vesting criteria.
Mr. Soucy. In July 2018, we entered into a letter agreement with Mr. Soucy under which he agreed to serve on our board of directors. Pursuant to his letter agreement, Mr. Soucy was entitled to receive an annual fee equal to $60,000, payable in equal quarterly installments, and reimbursement for reasonable out-of-pocket expenses incurred in connection with serving as a director. In addition, Mr. Soucy was entitled to receive a one-time grant of an option to purchase 126,750 shares of our common stock, vesting 50% subject to time-based vesting criteria and 50% subject to performance-based vesting criteria.
Director Compensation Program
In connection with our IPO, our board of directors adopted a non-employee director compensation policy, which covers non-employee directors who are not affiliated with our Sponsors. Under this policy, for Fiscal Year 2021, each covered non-employee director received an annual cash retainer for service to our board of directors and an additional annual cash retainer for service on any committee of our board of directors or for serving as the chairperson of our board of directors or any of its committees, in each case, prorated for partial years of service, as follows:
Name	Board or Committee Member	Chairperson of the Board or Committee Chairperson
Annual cash retainer	$75,000	$100,000
Additional annual cash retainer for compensation committee	$5,000	$10,000(1)
Additional annual cash retainer for nominating and corporate governance committee	$5,000	$10,000(1)
Additional annual cash retainer for audit committee	$5,000	$20,000(1)
(1)	These fees are in addition to the additional annual cash retainer the director receives for his or her service on such committee.
In addition, members of any special committee in 2021 received a fee of $2,500 for each special committee meeting.
Prior to January 1st of any year, a covered non-employee director may elect to receive his or her annual cash retainer in the form of restricted stock units that vest on December 31st of that year (or such other date as determined by the board of directors or Compensation Committee), subject to continued service as a director through the vesting date.
Commencing in 2022, each covered non-employee director will be granted restricted stock units having a grant date fair value, determined in accordance with FASB ASC Topic 718 (or any successor provision), of $125,000 (or $200,000 in the case of the chairman of the our Board of Directors), such restricted stock units to vest on the earlier of the first anniversary of the grant date and the date of the immediately following annual meeting of our stockholders, generally subject to the non-employee director’s continued service, through the applicable vesting date.
Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee on which he or she serves.
Our outside directors are required to hold shares of our common stock with a value equal to five times the amount of the annual cash retainer paid to such director for service on the board (excluding additional chair of the board, committee and committee chair retainers, if any). Directors are required to achieve the applicable level of ownership within five years of the later of the date the ownership guidelines were adopted or the date such person was designated an executive officer or became a director, as applicable. See “—Stock Ownership Guidelines.”
Director and Officer Indemnification Agreements
In addition to the indemnification and advancement of expenses required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of, and the advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. For additional information, please see “Related Person Transactions—Agreements with our Directors and Officers.”

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022. PwC has served as our independent registered public accounting firm since 1999.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by Delaware law, our certificate of incorporation or our bylaws. However, our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in the best interests of our company and our stockholders, including the satisfactory agreement of audit fees. If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment. Representatives of PwC are expected to be present (virtually) at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The Audit Committee engaged PwC to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2021. The Audit Committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.
Pursuant to SEC rules, the fees billed by PwC are disclosed in the table below:
(in thousands)	FY 2021	FY 2020
Audit Fees	$2,169	$4,355
Audit Related Fees	67	—
Tax Fees	49	8
All Other Fees	6	2
Total Fees	$2,291	$4,365
Audit Fees
Consists of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our registration statement on Form S-1 filed with the SEC in connection with our IPO, audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as registration statements. The 2020 Audit Fees includes fees billed in connection with our IPO.
Audit-related Fees
Consists of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” This category primarily includes fees related to the 401(k) plan audit.
Tax Fees
Consists of fees for professional services for tax advisory, compliance services, and consultations for customs recovery.
All Other Fees
Consists of fees for permitted products and services other than those that meet the criteria above.

Auditor Independence
In Fiscal Year 2021, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.
Pre-Approval Policies and Procedures
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”), regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All services provided by PwC in Fiscal Years 2021 and 2020 were pre-approved by our audit committee prior to any services being rendered.
Vote Required
The ratification of the appointment of PwC requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes are not considered votes for or against this proposal and thus will have no effect on the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The primary purpose of the audit committee is to assist our board of directors in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditors’ qualifications and independence, (4) the performance of the independent auditors and our internal audit function and (5) other matters as set forth in the audit committee’s charter. The audit committee is further responsible for the appointment and oversight of our independent auditor and is involved in the selection of the independent auditor’s lead audit partner.
The audit committee has reviewed and discussed the company’s audited financial statements for the year ended December 31, 2021 with management and PwC and, with and without management present, reviewed and discussed the results of PwC’s examination of the financial statements. The audit committee also discussed with management, PwC and our internal auditors, the quality and adequacy of our internal controls and the processes for assessing and monitoring risk. The audit committee reviewed with both PwC and our internal auditor their audit plans, audit scope and identification of audit risks.
The audit committee has discussed with PwC the matters required to be discussed by the PCAOB. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence and has discussed PwC’s independence with PwC.
Based on the foregoing, the audit committee has recommended to our board of directors that such audited financial statements be included in our Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Lori Walker (Chairperson)
Diane Dayhoff
Stephen Felice
February 28, 2022
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO
APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (a “Say-on-Pay Vote”) to approve the compensation of our named executive officers. It is expected that the first Say-on-Pay Vote will occur at the 2024 annual meeting of stockholders. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for the Say-on-Pay Vote thereafter at annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.
After careful consideration, the Board determined that providing a Say-on-Pay Vote every one year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.
This “Say-on-Frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the compensation committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.
Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) every one year; (2) every two years; (3) every three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.
The frequency that receives the affirmative vote of the majority of the votes cast at the Annual Meeting will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of EVERY ONE YEAR, EVERY TWO YEARS, or EVERY THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY ONE YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of our compensation committee and the executive staff in setting executive compensation. In addition, this discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs as we build a program appropriate for our status as a public company while considering the current external environment. See the section titled “Cautionary Statement Regarding Forward-Looking Statements” of the 2021 Annual Report for a discussion of the risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those express or implied by such forward-looking statements.
In Fiscal Year 2021, our “named executive officers” and their positions were as follows:
•	Kevin Holleran, President, Chief Executive Officer and Director;
•	Eifion Jones, Senior Vice President and Chief Financial Officer;
•	Richard Roetken, President, North America;
•	Donald Smith, Senior Vice President, Chief Supply Chain Officer;
•	Fernando Blasco, Vice President, General Manager, Europe & Rest of World; and
•
Michael Colicchio, former Vice President and Corporate Controller. On June 17, 2021, Mr. Colicchio ceased serving as Vice President and Corporate Controller, but remained a non-executive officer employee of the Company as of December 31, 2021.

Each of the key elements of our executive compensation program is discussed in more detail below.
The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Compensation Philosophy and Objectives
Our compensation philosophy is driven by the need to attract and retain top executive talent, while ensuring that compensation aligns with our corporate and financial objectives and the long-term interests of our stockholders. We have provided compensation packages that we view as fair and competitive and that are designed to incentivize our executives to drive market-leading performance, relative to the Company’s peers, as our ability to meet and exceed our business goals depends on the skills and contributions of each executive. We also intend to maintain our commitment to strong corporate governance in connection with our named executive officer compensation arrangements.
Our compensation programs for our executives have historically been weighted towards rewarding both short- and long-term performance incentives through a mix of cash and equity compensation, providing our executives with an opportunity to share in the appreciation of our business over time.
Our executive compensation program was designed to weight fixed compensation less heavily for our senior executives, such that there is a positive correlation between an executive’s seniority, role and responsibilities and the proportion of his or her compensation that is “at-risk.” Pay-for-performance is an integral component of our compensation program, and “at-risk” elements of our executive’s compensation make up a significant portion of our annual and long-term incentives. Prior to our IPO, we maintained our 2017 Plan (as defined below), pursuant to which we made grants to our executives, comprised of non-qualified stock options, restricted stock awards, unrestricted stock awards, restricted stock units and any combination of the foregoing. This incentive program was designed to reward achievement of our short-term and long-term business objectives.
The Company has continued to utilize short and long-term incentive compensation as a key component of our compensation philosophy following our IPO, including through our 2021 Plan. We intend to continue our emphasis on “at-risk” compensation based on the achievement of specific performance objectives in order to drive superior executive achievement and appropriately align the financial interests of our executive officers to our stockholders.
Key Compensation Practices
The compensation for our named executive officers generally consists of a base salary, annual cash bonuses and equity awards.
Compensation Element	Compensation Objective
Base Salary	Provides the level of market-based compensation to attract, retain and recognize talent in key roles required for the operation of the Company
Cash-Based Incentive Compensation	Provides short-term incentives directly linked to achievement of the Company’s financial and operational performance
Equity-Based Compensation	Aligns the long-term financial interests of named executive officers and stockholders
We aim to establish base cash compensation at fair and reasonable levels in order to attract talent in a competitive market, with our compensation committee determining pay ranges in consultation with our human resources team and our compensation consultant using a combination of market data and business conditions, individual talent, relevant experience and performance as factors in determining actual pay.
When designing our cash bonus program, we felt strongly that it should emphasize contributions towards Company financial and operational performance, where performance that failed to meet established goals would not be rewarded. We believe this underscored our commitment to maintain alignment between stockholders and our executives.
In connection with our IPO, we adopted our 2021 Plan which provides us with significant flexibility to grant various types of equity and incentive awards to remain competitive in the labor market and to attract, retain and motivate our executive leadership team.
While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, we expect that we will continue to review and structure our compensation programs to serve and reinforce each of our objectives, including emphasizing and rewarding exceptional performance, driving value creation for our stockholders, and ensuring best practices and sound governance.
Below are highlights of what we do and what we do not do:
	What We Do		What We Do Not Do
✔	Emphasize performance-based, at risk compensation.	✘	Do not grant uncapped cash incentives or guaranteed equity compensation.
✔	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	✘	Do not provide significant perquisites.
✔	Target total direct cash compensation at the market median and weight the overall pay mix towards incentive compensation for senior executives.	✘	Do not reprice our stock option awards and our 2021 Plan expressly forbids exchanging underwater options for cash without stockholder approval.
✔	Engaged an independent compensation consultant to advise our compensation committee and management.	✘	Do not provide tax gross-up payments with respect to any excise tax due under the federal tax code as a result of severance payments.
Determination of Compensation/Compensation Practices
Our compensation committee administers the executive compensation program for our named executive officers, as well as other executives within the Company. Our compensation committee is responsible for reviewing and approving the compensation of our executives, approving and administering our cash and equity incentive plans, including setting vesting conditions for awards (including performance metrics) and determining the amounts of the awards granted to our executive officers, ensuring it is aligned with our executive compensation philosophy. Our compensation committee is also responsible for reviewing and providing recommendations to our board of directors regarding the compensation of our directors.
The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of the executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Since December 2020, the compensation committee has engaged Pearl Meyer, a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Pearl Meyer reports directly to the compensation committee. The compensation committee has considered adviser independence factors as they relate to Pearl Meyer and have determined that Pearl Meyer’s work does not raise a conflict of interest.
Our compensation committee uses compensation data from market survey data published by third parties and compensation data provided by Pearl Meyer for use as a general indicator of relevant market conditions and pay practices and as a broader reference point when determining compensation for our executive officers.
In addition to survey and benchmarking information derived from our peer group information (as described below), other important factors that drive compensation decisions include individual qualifications and expertise, responsibilities, particular industry and market conditions and complexity of the position. More specifically, our compensation committee considers the performance of the Company’s named executive officers, the individual’s historical compensation and any retention concerns, and the Chief Executive Officer’s recommendations (in the case of named executive officers other than the Chief Executive Officer), before determining the compensation arrangement for each of them.
Our compensation committee also regularly reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk-taking, reviews and discusses at least annually the relationship between risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate any such risk. Our compensation committee has specifically evaluated the Company’s compensation structure and practices and concluded that they do not establish incentives for unnecessary or excessive risk.
Peer Group Companies
Our compensation committee worked with Pearl Meyer to establish a compensation peer group to help ensure that our named executive officers would receive fair and competitive pay relative to market standards.
In Fiscal Year 2021, our peer group review consisted of a multi-dimensional analysis in which we selected companies: in a similar growth stage as us (with a focus on new public companies), with similar gross profit margins, revenue, and in similar industries that we viewed as competition for executive talent.
The peer group approved by the compensation committee in Fiscal Year 2021 for use in benchmarking compensation was:
Peer Group
A. O. Smith	Evoqua Water Technologies Corp.	Mueller Industries, Inc.	The Toro Company
Aaon, Inc.	Generac Holdings Inc.	Mueller Water Products, Inc.	Trex Company, Inc.
The Azek Company	Johnson Outdoors Inc.	Pool Corporation	Watts Water Technologies, Inc.
Badger Meter, Inc.	Lennox International Inc.	Rexnord Corporation	YETI Holdings, Inc.
CSW Industrials, Inc.	Leslie's, Inc.	SPX Corporation
We review and evaluate this list on an ongoing basis to ensure that we are accurately benchmarking and compensating our employees. Accordingly, our peer group list is subject to change over time.
Elements of the Company’s Executive Compensation Program
•
We design the principal components of our executive compensation program to fulfill one or more of the principles and objectives described above. For Fiscal Year 2021, the compensation of our named executive officers generally consisted of:

•	Base salary;
•	Annual performance-based cash bonus opportunities;
•	Equity incentive compensation;
•	Certain severance benefits;
•	Participation in our 401(k) Plan;
•	Employer matches in non-qualified deferred compensation;
•	Car lease payments and car expense reimbursements; and
•	Health and welfare benefits.
These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, which is fundamental to our success, reward executives based on performance and align executives with the interests of our stockholders.
Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Base Salaries
Our named executive officers receive a base salary to compensate them for the services they provide to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
The following table sets forth the base salaries of our named executive officers at the end of Fiscal Year 2021:
Named Executive Officer	Fiscal Year 2021 Base Salary
Kevin Holleran	$775,000
Eifion Jones	$476,500
Richard Roetken	$456,000
Donald Smith	$417,000
Fernando Blasco(1)	$223,090
Michael Colicchio	$272,500
(1)
Mr. Blasco’s salary in Fiscal Year 2021 was paid in Euro. The amount shown in the table above was converted to U.S. dollars at an exchange rate of EUR 1 = USD 1.1832, which was an average of the daily closing exchange rate for the 2021 calendar year.

Bonus Compensation
Annual Incentive Plan
Pursuant to our go-forward compensation structure that aligned executive compensation to market and internal equity targets, the compensation committee approved the following target bonuses for our named executive officers, effective February 10, 2021:
•	Kevin Holleran’s target bonus amount was 100%, expressed as a percentage of his annual salary.
•	Eifion Jones’s target bonus amount was 75%, expressed as a percentage of his annual salary.
•	Richard Roetken’s target bonus amount was 70%, expressed as a percentage of his annual salary.
•	Donald Smith’s target bonus amount was 70%, expressed as a percentage of his annual salary.
•	Fernando Blasco’s target bonus amount was 50%, expressed as a percentage of his annual salary.
•	Michael Colicchio’s target bonus amount was 30%, expressed as a percentage of his annual salary
The amount of incentive awards paid under our annual incentive plan is based on performance relative to threshold, target and maximum performance levels set when the awards are made. When performance falls below the threshold, executives receive no payout. Payouts at a threshold level of performance are 25% of the target payout, payouts at a target level of performance are 100% of the target payout, and payouts at a maximum level of performance are at 200% of the target payout, with payouts for performance between these levels being interpolated. For Fiscal Year 2021, annual bonuses were based on previously determined factors that the compensation committee deemed appropriate, consisting of achievement of Company adjusted EBITDA and adjusted free cash flow targets. In calculating the bonus payouts, performance relative to the adjusted EBITDA target was weighted as 80% of the total target performance and the adjusted free cash flow target was weighted as 20% of the total target performance, and bonus payouts were generally rounded up to the nearest $1,000.
The compensation committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. The compensation committee believes that performance against these measures is a primary driver, over time, of the value of our company. The compensation committee believes that adjusted EBITDA (or, earnings before interest, income tax, depreciation and amortization expenses and selected items) and adjusted free cash flow (or, adjusted EBITDA before capital expenditures plus change in net working capital) are the most appropriate measures of the annual operating performance of our businesses. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the compensation committee took into account management’s recommendations. We achieved adjusted EBITDA at a level that exceeded the maximum performance level for that performance measure as a result of higher net sales and operating leverage. We achieved adjusted free cash flow at a level that exceeded the maximum performance level for that performance measure as a result of achieving strong adjusted EBITDA.
The following table presents the 2021 performance goals set for the annual incentive plan. The table shows goals for threshold, target and maximum performance levels, actual 2021 performance and the percentage of target payout achieved for each goal.
	Performance Levels			Actual Performance
(dollars in millions)	Threshold (25% of Target)	Target	Maximum (200% of Target)	Amount	% of Target Payout Achieved
Adjusted EBITDA(1)	$247.5	$275.0	$302.5	$421.7	200%
Adjusted free cash flow(1)	$198.0	$220.0	$242.0	$266.8	200%
(1)
Adjusted EBITDA is defined as earnings before interest (including amortization of debt costs), income taxes, depreciation, and amortization further adjusted for the impact of restructuring related income or expenses, stock-based compensation, currency exchange items, sponsor management fees and certain non-cash, nonrecurring or other items that are included in net income that the compensation committee does not consider indicative of the Company’s ongoing operating performance. Adjusted EBITDA is calculated in a manner consistent with adjusted EBITDA as presented by the company in its quarterly and annual earnings announcements for 2021 results. Adjusted free cash flow measures our ability to generate cash after accounting for capital expenditures and working capital movements. Adjusted free cash flow is determined by reducing the Company’s adjusted EBITDA by capital expenditures and adjusting for changes in working capital. The compensation committee believes adjusted EBITDA and adjusted free cash flow are the most appropriate measures of the annual operating performance of our business and that performance on these measures, over time, are primary drivers of company value. Adjusted EBITDA and adjusted free cash flow are not financial measures under generally accepted accounting principles (“GAAP”).

The target and earned cash bonus amounts for our named executive officers for Fiscal Year 2021 are set forth below.
Named Executive Officer	Target Bonus ($)	Actual Bonus ($)
Kevin Holleran	775,000	1,550,000
Eifion Jones	357,375	715,000
Richard Roetken	319,200	638,000
Donald Smith	291,900	585,000
Fernando Blasco(1)	116,545	233,090
Michael Colicchio	81,750	163,500
(1)
Mr. Blasco’s bonus in Fiscal Year 2021 was paid in Euro. The amount shown in the table above was converted to U.S. dollars at an exchange rate of EUR 1 = USD 1.1832, which was an average of the daily closing exchange rate for the 2021 calendar year.

2022 Bonus Opportunities
For 2022, the compensation committee also approved financial and operational targets deemed appropriate, including achievement of Company adjusted EBITDA and adjusted free cash flow targets, along with each individual named executive officer’s overall performance as it relates to his or her area of responsibility. The targets require a minimum achievement of 85% target performance prior to any payment being made. The maximum payment under the plan is 200% of an individual executive’s target bonus amount.
Equity Compensation
Awards Granted in 2021
Prior to the IPO, our board of directors adopted and our stockholders approved our Second Amended and Restated Hayward Holdings, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), which provided for the grant of equity awards with respect to our common stock. In connection with our IPO, we adopted the Hayward Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). We believe using long-term incentive compensation provides our employees (including the named executive officers) and other eligible service providers the opportunity to participate in the equity appreciation of our business, incentivizes them to work towards Hayward’s long-term performance goals and aligns their interests with the interests of our stockholders. We also believe that such awards function as a compelling incentive and retention tool. No further awards will be granted under the 2017 Plan. The equity awards held by our named executive officers under the 2017 Plan and the 2021 Plan are included in the Outstanding Equity Awards at Fiscal Year End Table below.
In connection with our IPO, our named executive officers received options to purchase common stock under the 2021 Plan with the grant values reflected below.
Name	Grant Date	Target Value of Stock Options ($)	Stock Options (#)	Target Value of Restricted Stock Units ($)	Restricted Stock Units (#)
Kevin Holleran	March 11, 2021	3,100,00(1)	607,235(1)	—	—
Eifion Jones	March 11, 2021	877,500(1)	171,887(1)	—	—
Richard Roetken	March 11, 2021	621,600(1)	121,760(1)	—	—
Donald Smith	March 11, 2021	405,000(1)	78,353(1)	—	—
Fernando Blasco	March 11, 2021	93,971(1)	14,725(1)	—	—
Michael Colicchio	March 11, 2021	52,891(1)	10,360(1)	52,891(2)	3,111(2)
(1)
These options vested as to one-third of the initial underlying shares of common stock on March 11, 2022, and generally vest as to the remaining two-thirds of the initial underlying shares of common stock in two equal installments, on each of March 11, 2023 and March 11, 2024, generally subject to the individual’s continued employment with us through the applicable vesting date. The options granted in connection with the IPO have a per share exercise price equal to the initial public offering price of $17.00 per share.

(2)
These restricted stock units vested as to one-third of the initial underlying shares of common stock on March 11, 2022, and generally vest as to the remaining two-thirds of the initial underlying shares of common stock in two equal installments, on each of March 11, 2023 and March 11, 2024, generally subject to Mr. Colicchio’s continued service with us through the applicable vesting date.

In addition, on January 12, 2021, Mr. Roetken received options to purchase 1,000 shares of our Class B Common Stock at an exercise price equal to $703.93 per share under the 2017 Plan. Prior to our IPO, each outstanding option to purchase shares of our Class B Common Stock was reclassified into an option to purchase shares of our common stock, and the number of shares of common stock underlying the option and the exercise price were adjusted in accordance with the March 2, 2021 stock split. As a result of this reclassification, this grant represents options to purchase 195,000 shares of our common stock at an exercise price equal to $3.61 per share. These options are vested as to 60% of the initial underlying shares of common stock, and generally vest as to the remaining 40% of the initial underlying shares of common stock in four equal installments, on each of August 28, 2022, August 28, 2023, August 28, 2024, and August 28, 2025, generally subject to Mr. Roetken’s continued employment with us through the applicable vesting date.
Equity Program Changes for 2022
To further align the compensation plan to the long-term interests of our stockholders, the Company began utilizing performance-based stock units (“PSUs”) as part of our equity awards program in 2022. The vesting of the PSUs will be tied to organic net revenue growth and adjusted EBITDA margin, each with a relative weighting of 50%. The Company views these metrics as valuable measures of our organizational performance. While the Company believes the continued use of time-based stock options is an appropriate long-term incentive vehicle, the addition of PSUs to the equity awards program we believe further ties the incentives of our executives with the interests of our stockholders. The 2022 annual equity award will be weighted 80% time-based stock options and 20% PSUs. The PSUs will be measured over three-year performance period with a minimum of 50% of the target awarded PSUs to be earned for threshold performance, 100% of the target award for target performance and a maximum of 200% of the target awarded PSUs to be earned for maximum performance.
Other Elements of Compensation
Retirement Plans
We maintain the Hayward Industries, Inc. Retirement Plan, a 401(k) retirement plan for our full-time employees. There is an employer contribution match to the 401(k) plan equal to 50% of the first 6% of compensation contributed to the plan by an employee and after one year of service, we make an annual non-discretionary safe harbor contribution to the 401(k) plan of 3% of an employee’s compensation. Our named executive officers are eligible to participate in these plans on the same basis as our other full-time employees.
In addition, we maintain the Hayward Industries, Inc. Supplementary Retirement Plan, a nonqualified deferred compensation plan in which participants, including our named executive officers, receive employer contributions up to a 9% match of cash compensation deferred under the plan. Participation is currently limited to the members of our senior leadership team, which consists of our chief executive officer and his direct reports. The investment options mirror the same investment options as provided for in the 401(k) plan.
Employee Benefits and Perquisites
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	health, vision, and dental insurance;
•	short-term and long-term disability insurance; and
•	life and accidental death & dismemberment insurance.
Additionally, certain of our named executive officers are entitled to other perquisites pursuant to their employment agreements with the Company. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements,” below.
Employment and Severance Arrangements
As of December 31, 2021, we were party to employment agreements or offer letters with our named executive officers. A detailed description of the applicable severance provisions contained in our named executive officer’s employment agreements for Fiscal Year 2021 is described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements,” below.
Additional Compensation Components
In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete, as well as to reflect current market and global conditions. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by our compensation committee.
Tax and Accounting Considerations
The compensation committee has continued to use performance-based compensation arrangements for awards to the named executive officers even though such incentive compensation is no longer excepted from the limitation on deductibility of executive compensation for federal income tax purposes.
The Company accounts for stock-based compensation in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718, “Compensation - Stock Compensation.” The Company also takes into consideration ASC Topic 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

Summary Compensation Table
The following table sets forth information concerning the compensation of our executive officers for the years indicated below.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Kevin Holleran President, Chief Executive Officer and Director	2021	775,000	—	—	3,100,000	1,550,000	742,482	259,907	6,427,389
	2020	710,000	—	—	—	1,233,270	305,963	129,645	2,072,915

Eifion Jones Senior Vice President and Chief Financial Officer	2021	464,000	—	—	877,500	715,000	144,712	413,796	2,615,009
	2020	311,538	—	—	1,044,195	455,000	40,064	43,036	1,853,769

Richard Roetken President, North America	2021	456,000	—	—	1,325,530	638,000	253,394	344,836	3,017,760
	2020	444,000	—	—	—	550,000	106,897	79,582	1,073,582

Donald Smith Senior Vice President, Chief Supply Chain Officer	2021	417,000	—	—	405,000	585,000	331,463	130,724	1,869,186

Fernando Blasco(5) Vice President, General Manager, Europe & Rest of World	2021	233,090	—	—	93,971	233,090	—	22,438	582,589

Michael Colicchio(6) Former Vice President and Corporate Controller	2021	272,500	150,000	52,891	52,891	163,500	—	27,146	718,928
(1)
The amounts shown for Messrs. Holleran, Jones, Roetken, Smith and Colicchio include contributions made by them to the Hayward Industries, Inc. Retirement Plan, described under “—Other Elements of Compensation—Retirement Plans.”

(2)
The amounts shown in this column represents the grant date fair value of options to purchase our common stock, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 17 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2021. With respect to the Fiscal Year 2020 grant to Mr. Jones, no amount is included in this column with respect to the portion of such option that is subject to performance-based vesting conditions because the achievement of such conditions was not deemed probable at the time of grant. Assuming satisfaction of the underlying performance conditions associated with this portion of the option, the grant date fair value of such portion of the option is $812,100.

(3)
The amounts shown in this column are annual bonus amounts payable in respect of each of Fiscal Year 2021 and 2020, respectively. Our annual bonus program is described above under “—Bonus Compensation.”

(4)	The amounts shown in the “All Other Compensation” column reflect the following items, as applicable to each named executive officer for the Fiscal Year 2021:
Name	401(k) Plan ($)(a)	Company cars ($)(b)	Relocation Expenses ($) (c)	Supplemental medical plan ($)(d)	Nonqualified deferred compensation plan ($)(e)	Total ($)
Kevin Holleran	17,400	11,066	36,412	12,024	183,005	259,907
Eifion Jones	17,400	9,094	305,532	12,024	69,746	413,796
Richard Roetken	17,400	11,007	215,382	9,192	91,855	344,836
Donald Smith	17,400	11,427	—	12,024	89,873	130,724
Fernando Blasco	—	16,930	—	5,508	—	22,438
Michael Colicchio	17,151	9,995	—	—	—	27,146
(a)
The amounts shown for reflect Company matching contributions to the Hayward Industries, Inc. Retirement Plan, described below under “Employee and Retirement Benefits.” For Messrs. Holleran, Jones, Roetken and Smith this reflects $8,700 in employer matching contribution to their 401(k) plans and an additional $8,700 safe harbor contribution to their 401(k) plans. For Mr. Colicchio, this reflects $8,451 in employer matching contribution to his 401(k) plan and an additional $8,700 safe harbor contribution to his 401(k) plan.

(b)	The amounts shown reflect car lease payments and car expense reimbursements we provide to each of the named executive officers.
(c)
The amounts shown reflect relocation expenses paid pursuant to an agreement with such named executive officer as a result of the relocation of the Company’s headquarters. The amounts include gross-up payments for income taxes related to the relocation expense payments as follows: Mr. Holleran, $10,951; Mr. Jones, $131,756; and Mr. Roetken, $93,045. The Company’s obligation to reimburse certain relocation expenses payable to Mr. Holleran pursuant to his employment agreement, expire on the earlier of September 30, 2023 and the date on which he relocates his primary residence to the Company’s principal executive offices. The Company’s obligation to reimburse certain relocation expenses payable to Mr. Roetken expire April 15, 2022. The Company has fulfilled its obligation to reimburse certain relocation expenses payable to Mr. Jones as of December 31, 2021. The employment agreements of Messrs. Smith, Blasco and Colicchio do not provide for relocation expenses reimbursement.

(d)	The amounts shown reflect premiums for a supplemental executive medical plan that we make available to certain of our senior employees, including our named executive officers.
(e)	The amounts shown reflect Company matching contributions to the Hayward Industries, Inc. Supplementary Retirement Plan, described under “—Other Elements of Compensation—Retirement Plans.”
(5)
Cash amounts received by Mr. Blasco pursuant to his employment agreement were paid in Euro. The amounts shown in the table above were converted to U.S. dollars at an exchange rate of EUR 1 = USD 1.1832, which was an average of the daily closing exchange rate for the 2021 calendar year

(6)	On June 17, 2021, Mr. Colicchio ceased serving as Vice President and Corporate Controller, but remained a non-executive officer employee of the Company as of December 31, 2021.
Grants of Plan-Based Awards-Fiscal Year 2021
The following table provides supplemental information relating to grants of plan-based awards made during Fiscal Year 2021 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards that the Company granted to the named executive officers during Fiscal Year 2021.
	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)
Kevin Holleran President, Chief Executive Officer and Director	3/11/2021	193,750	775,000	1,550,000	—	—	—	—
	3/11/2021	—	—	—	—	607,235	17.00	3,100,000
Eifion Jones Senior Vice President and Chief Financial Officer	3/11/2021	89,344	357,375	714,750	—	—	—	—
	3/11/2021	—	—	—	—	171,887	17.00	877,500
Richard Roetken President, North America	1/12/2021(4)	—	—	—	—	195,000	3.61	703,930
	3/11/2021	79,800	319,200	638,400	—	—	—	—
	3/11/2021	—	—	—	—	121,760	17.00	621,600
Donald Smith Senior Vice President, Chief Supply Chain Officer	3/11/2021	72,975	291,900	583,800	—	—	—	—
	3/11/2021	—	—	—	—	78,353	17.00	405,000
Fernando Blasco Vice President, General Manager, Europe & Rest of World	3/11/2021(5)	29,136	116,545	233,090	—	—	—	—
	3/11/2021	—	—	—	—	14,725	17.00	93,971
Michael Colicchio Former Vice President and Corporate Controller	03/11/2021	20,438	81,750	163,500	—	—	—	—
	03/11/2021	—	—	—	—	10,360	17.00	52,887
	03/11/2021	—	—	—	3,111	—	—	52,887
(1)	These grants were issued under the 2021 Plan unless otherwise noted.
(2)	Target and maximum non-equity incentive opportunities calculated as a percentage of actual base salary earned during the performance year.
(3)
Amounts reflect the full grant-date fair value of restricted stock unit awards and options granted during Fiscal Year 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards and option awards made to executive officers in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)	Issued under the 2017 Plan.
(5)
Mr. Blasco’s bonus in Fiscal Year 2021 was paid in Euro. The amount shown in the table above was converted to U.S. dollars at an exchange rate of EUR 1 = USD 1.1832, which was an average of the daily closing exchange rate for the 2021 calendar year.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The material terms of the employment agreements with each of our named executive officers, as in effect in Fiscal Year 2021, are described below. Each of our named executive officers’ employment is “at will” and may be terminated at any time.
Executive Compensation Arrangements
Messrs. Holleran, Jones, Roetken and Smith are each party to amended and restated employment agreements with us that set forth the terms and conditions of his respective employment. Messrs. Blasco and Colicchio are party to employment agreements or offer letters. The material terms of these agreements are described below.
Mr. Holleran. The Company entered into an amended and restated employment agreement with Mr. Holleran on March 2, 2021 that provides for an annual base salary of $775,000 per year, and a target annual bonus equal to 100% of his annual base salary, as of the beginning of the applicable plan year, with the actual amount of the bonus payable based upon the achievement of performance criteria as determined by the board of directors or the compensation committee. Mr. Holleran’s employment agreement also provides that, for so long as Mr. Holleran serves as our Chief Executive Officer, the Company will nominate him to serve as a member of the board of directors, and, if so elected, he will continue to serve as a member of the board of directors. Under Mr. Holleran’s employment agreement he is also entitled to certain personal benefits, including a car and reimbursement of related operating expenses through the expiration of the current car lease, and payment or reimbursement for dues for a specified organization and costs incurred in attending the organization’s meetings. In addition, Mr. Holleran’s employment agreement provides for relocation benefits of reasonable temporary housing, reimbursement for travel to and from Mr. Holleran’s home to the Company’s principal executive offices, relocation costs up to $200,000, and a gross-up for taxes incurred in respect of the relocation benefits, until the earlier of September 30, 2023 and the date Mr. Holleran relocates his primary residence to our principal executive offices.
Under his amended and restated employment agreement, Mr. Holleran has agreed not to compete with the Company during his employment and for one year following his termination of employment or solicit the Company’s officers, employees, customers or vendors during his employment and for two years following his termination of employment. In addition, Mr. Holleran has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a perpetual mutual non-disparagement covenant.
Mr. Jones. The Company entered into an amended and restated employment agreement with Mr. Jones on March 2, 2021 that provides for an annual base salary of $464,000 per year, and a target annual bonus equal to 75% of his annual base salary, with the actual amount of the bonus payable based upon the achievement of performance criteria as determined by the board of directors or the compensation committee. In addition, Mr. Jones’s employment agreement provided for relocation benefits of temporary housing of $3,500 per month, reimbursement for travel to and from Mr. Jones’s home to the Company’s principal executive offices, reimbursement for relocation costs up to $175,000, and a gross-up for taxes incurred in respect of the relocation benefits, until the earlier of December 31, 2021 and the date Mr. Jones relocates his primary residence to our principal executive offices. Under Mr. Jones’s employment agreement he is also entitled to certain personal benefits generally provided to other senior executives (other than the chief executive officer), including a car and reimbursement of related operating expenses through the expiration of the current car lease.
Under his amended and restated employment agreement, Mr. Jones has agreed not to compete with the Company during his employment and for one year following his termination of employment or solicit the Company’s officers, employees, customers or vendors during his employment and for two years following his termination of employment. Mr. Jones is also party to Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreements he entered into in connection with the grant to him of options to purchase the Company’s common stock under which he has agreed not to compete with the Company during his employment and for one year following his termination of employment or solicit the Company’s officers, employees, customers or vendors during his employment and for two years following his termination of employment. Mr. Jones has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a non-disparagement covenant.
Mr. Roetken. We entered into an amended and restated employment agreement with Mr. Roetken on March 2, 2021 that provides for an annual base salary of $456,000 per year and a target annual bonus equal to 70% of his annual base salary, with the actual amount of the bonus payable based upon the achievement of performance criteria as determined by our Board of Directors or our compensation committee. Under Mr. Roetken’s employment agreement he is also entitled to certain personal benefits generally provided to other senior executives (other than the chief executive officer), including a car and reimbursement of related operating expenses through the expiration of the current car lease.
Under his amended and restated employment agreement, Mr. Roetken has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our officers, employees, customers or vendors during his employment and for two years following his termination of employment. In addition, Mr. Roetken has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant. Mr. Roetken is also party to a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement he entered into in connection with the grant to him of options to purchase our common stock under which he has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our officers, employees, customers or vendors during his employment and for two years following his termination of employment, and Mr. Roetken has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant during his employment and for two years following his termination of employment.
Mr. Smith. We entered into an amended and restated employment agreement with Mr. Smith on March 2, 2021 that provides for an annual base salary of $417,000 per year and a target annual bonus equal to 70% of his annual base salary, with the actual amount of the bonus payable based upon the achievement of performance criteria as determined by our Board of Directors or our compensation committee. Under Mr. Smith’s employment agreement he is also entitled to certain personal benefits generally provided to other senior executives (other than the chief executive officer), including a car and reimbursement of related operating expenses through the expiration of the current car lease.
Under his amended and restated employment agreement, Mr. Smith has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our officers, employees, customers or vendors during his employment and for two years following his termination of employment. In addition, Mr. Smith has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant. Mr. Smith is also party to a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement he entered into in connection with the grant to him of restricted common stock under which he has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our officers, employees, customers or vendors during his employment and for two years following his termination of employment, and Mr. Smith has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant during his employment and for two years following his termination of employment.
Mr. Blasco. The terms of Mr. Blasco’s employment are set forth in an agreement dated as of March 8, 2019 that provides for an annual base salary of €155,000 plus an annual gross remuneration of €25,000 in consideration of certain covenants included in the agreement. The agreement also provides for a target annual bonus equal to 50% of his annual base salary and annual gross remuneration, with the actual amount of the bonus payable based upon the achievement of performance criteria as determined by our Board of Directors or our compensation committee. Mr. Blasco also received a signing bonus and became eligible to participate in the Company’s long term equity-based incentive plan. Under Mr. Blasco’s agreement, he is entitled to certain personal benefits generally provided to other senior executives (other than the chief executive officer), including a car and reimbursement of related operating expenses of the car.
Under his agreement, Mr. Blasco has agreed during his employment and for one year following his termination of employment to not to compete with us or solicit our officers, employees, customers or vendors. In addition, Mr. Blasco has agreed to a non-disparagement covenant during his employment and for one year following his termination of employment. In addition, Mr. Smith has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant. Mr. Blasco is also party to a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement he entered into in connection with the grant to him of options to purchase our common stock under which he has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our officers, employees, customers or vendors during his employment and for two years following his termination of employment, and Mr. Blasco has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant during his employment and for two years following his termination of employment.
Mr. Colicchio. The terms of Mr. Colicchio’s employment are set forth in an offer letter dated October 5, 2017, under which his starting salary, initial bonus incentive target and benefits are described. Pursuant to the offer letter, Mr. Colicchio is eligible to participate in the equity incentive program, the 401(k) program and insured benefit plans. Mr. Colicchio is also party to a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement he entered into in connection with the grant to him of options to purchase our common stock under which he has agreed not to compete with us during his employment and for one year following his termination of employment or solicit our officers, employees, customers or vendors during his employment and for two years following his termination of employment, and Mr. Colicchio has agreed to a perpetual confidentiality covenant, an assignment of intellectual property covenant and a mutual non-disparagement covenant during his employment and for two years following his termination of employment.

Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.
	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Kevin Holleran	12/24/2019(2)	2,530,000	1,170,000	1.40	12/24/2029	—	—	—	—
	3/11/2021(3)	—	607,235	17.00	3/11/2031	—	—	—	—
Eifion Jones	4/20/2020(4)	921,375	624,000	1.40	4/20/2030	—	—	—	—
	3/11/2021(3)	—	171,886	17.00	3/11/2031	—	—	—	—
Richard Roetken	8/27/2018(5)	408,750	234,000	0.50	8/27/2028	—	—	—	—
	1/12/2021(6)	117,000	78,000	3.61	1/12/2031	—	—	—	—
	3/11/2021(3)	—	121,760	17.00	3/11/2031	—	—	—	—
Donald Smith	8/4/2017(7)	876,447	97,383	0.50	8/4/2027	—	—	—	—
	8/4/2017(8)	—	—	—	—	48,867	1,281,781	—	—
	3/11/2021(3)	—	79,332	17.00	3/11/2031	—	—	—	—
Fernando Blasco	4/25/2019(9)	204,750	87,750	1.80	4/25/2029	—	—	—	—
	3/11/2021(3)	—	14,725	17.00	3/11/2031	—	—	—	—
Michael Colicchio	11/20/2017(10)	39,000	9,750	0.50	8/4/2027	—	—	—	—
	11/20/2017(10)	—	—	—	—	9,750	255,743	—	—
	3/11/2021(3)	—	10,360	17.00	3/11/2031	—	—	—	—
	3/11/2021(11)	—	—	—	—	3,111	81,602	—	—
(1)	Market values reflect the closing price of our common stock quoted on the NYSE on December 31, 2021, which was $26.23.
(2)
This option vests in three equal installments, on each of August 12, 2022, August 12, 2023 and August 12, 2024, subject generally to his continued employment with the Company. This option was issued under the 2017 Plan.

(3)
The option vests in three equal installments, on each of March 11, 2022, March 11, 2023, and March 11, 2024, subject generally to his continued employment with the Company. This option was issued under the 2021 Plan.

(4)
This option vests in four equal installments, on each of April 20, 2022, April 20, 2023, April 20, 2024, and April 20, 2025, subject generally to his continued employment with the Company. This option was issued under the 2017 Plan.

(5)	This option vests in two equal installments, on each of August 27, 2022 and August 27, 2023, subject generally to his continued employment with the Company. This option was issued under the 2017 Plan.
(6)
This option vests in four equal installments, on each of August 28, 2022, August 28, 2023, August 28, 2024, and August 28, 2025, subject generally to his continued employment with the Company. This option was issued under the 2017 Plan.

(7)	This option vests on August 4, 2022, subject generally to his continued employment with the Company. This option was issued under the 2017 Plan.
(8)	This restricted stock vests on August 4, 2022, subject generally to his continued employment with the Company. This restricted stock was issued under the 2017 Plan.
(9)
This option vests in three equal installments, on each of April 25, 2022, April 25, 2023, and April 25, 2024, subject generally to his continued employment with the Company. This option was issued under the 2017 Plan.

(10)	This option and restricted stock vests on August 4, 2022, subject generally to his continued service with the Company. Each of this option and restricted stock was issued under the 2017 Plan.
(11)
These restricted stock units vest in three equal installments, on each of March 11, 2022, March 11, 2023 and March 11, 2024, subject generally to his continued employment. These restricted stock units were issued under the 2021 Plan.

Option Exercises and Stock Vested-Fiscal Year 2021
The following table shows for Fiscal Year 2021 the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Kevin Holleran	200,000	4,110,000	225,568	3,834,656
Eifion Jones	307,125	6,339,186	—	—
Richard Roetken	527,250	12,160,558	—	—
Donald Smith	—	—	48,867	1,138,112
Fernando Blasco	—	—	—	—
Michael Colicchio	48,750	1,034,984	9,750	227,078
(1)
Value realized on exercise is computed by multiplying the number of shares of stock options exercised by the price difference between the exercise price and the closing market price of the Company’s common stock on the applicable exercise date.

(2)
Represents the gross number of shares acquired on vesting of restricted stock or restricted stock units, as applicable, without taking into account any shares withheld to satisfy applicable tax obligations.

(3)
Value realized on vesting is computed by multiplying the number of shares of restricted stock or restricted stock units, as applicable, vested by the closing market price of the Company’s common stock on the applicable vesting date (or the last business day immediately prior thereto if the vesting date is not a trading day on the NYSE).

Employee Deferred Compensation
The Company maintains the Hayward Industries, Inc. Supplementary Retirement Plan, a nonqualified deferred compensation plan in which participants, including our named executive officers, receive employer contributions up to a 9% match of cash compensation deferred under the plan.
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Kevin Holleran	428,338	183,005	131,139	—	1,096,505
Eifion Jones	56,096	69,746	18,871	—	184,776
Richard Roetken	91,855	91,855	69,685	—	442,041
Donald Smith	89,873	89,873	151,716	—	834,521
Fernando Blasco	—	—	—	—	—
Michael Colicchio	—	—	—	—	—
(1)
Named executive officer contributions include employee elective deferrals of base salary or annual bonus. Accordingly, all amounts in this column are included in the Summary Compensation Table in one or more of the following columns for Fiscal Year 2021: “Salary” or “Non-Equity Incentive Plan Compensation.”

(2)	These amounts for Fiscal Year 2021 appear in the “All Other Compensation” column of the Summary Compensation Table.
(3)	Represents interest accrued, gain on Company stock and reinvested dividends included in each named executive officer’s deferred compensation account.
(4)	The aggregate balance as of December 31, 2021 represents the balance in each named executive officer’s participant account.
Summary of Potential Payments and Benefits-Termination Events
Overview
This section describes the benefits payable to our named executive officers in two circumstances:
•	Termination of Employment
•	Change in Control
Executive Severance Arrangements
Employment Agreements. Each of Messrs. Holleran, Jones, Roetken and Smith is entitled to severance payments and benefits in connection with certain qualifying terminations of employment under their respective amended and restated employment agreements. If Messrs. Holleran, Jones, Roetken or Smith’s employment is terminated by us without cause or by him for good reason (as such terms are defined in the respective amended and restated employment agreements), he will be entitled to receive (i) any earned, but unpaid, base salary and any earned and payable, but unpaid, annual bonus, (ii) a pro-rata portion of his annual bonus for the year in which his termination occurs, to the extent earned, (iii) an amount equal to the sum of his annual base salary and target bonus paid in 12 monthly equal installments (two times the sum of his annual base salary and target bonus paid in twenty-four monthly equal installments in the case of Mr. Holleran), (iv) either a payment equal to the cost of any personal benefits, welfare benefits and retirement plan contributions he would have been eligible to receive in the 12 months following the date of termination or the provision, for 12 months following the date of termination, of such benefits (the “Welfare Benefits”), (v) payment of a portion of his COBRA premiums for 12 months following his termination (or, if earlier, until the date on which the executive receives equivalent health care benefit coverage under a subsequent employer’s plans) at the rate we pay for active employees for the executive and his dependents, subject to his eligibility for, and timely election of, COBRA coverage and his continued payment of the portion of the cost required to be paid by him (the “COBRA Benefit”), and (vi) outplacement counseling services for six months following termination. If Messrs. Holleran, Jones, Roetken or Smith’s employment is terminated as a result of his death, his estate or other legal representative will be entitled to receive (i) any earned, but unpaid, base salary and any earned and payable, but unpaid, annual bonus and (ii) a pro-rata portion of his annual bonus for the year in which his termination occurs, to the extent earned. If Messrs. Holleran, Jones, Roetken or Smith’s employment is terminated as a result of his disability, he will be entitled to receive (i) any earned, but unpaid, base salary and any earned and payable, but unpaid, annual bonus, (ii) a pro-rata portion of his annual bonus for the year in which his termination occurs, to the extent earned, (iii) the Welfare Benefits, and (iv) the COBRA Benefit. Our obligation to provide Messrs. Holleran, Jones, Roetken or Smith with severance payments and other benefits under his respective employment agreement, other than any earned and payable, but unpaid, annual bonus or severance benefits as a result of his death, is conditioned on his signing a release of claims in favor of us.
Mr. Blasco is entitled to severance payments and benefits in connection with certain qualifying terminations of employment under his employment agreement. If Mr. Blasco’s employment is terminated without cause (as defined in his employment agreement), he will be entitled to receive his base salary for a period of one year.
None of our named executive officers are entitled to receive a tax gross-up payable with respect to any excise tax due under the federal tax code as a result of the payments of severance benefits described above. The employment agreements of Messrs. Holleran, Jones, Roetken and Smith include provisions to scale back payments under the agreement in the event that the payments otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such reduction would result in the executive retaining a larger amount on an after-tax basis.
Equity Awards. Each of the named executive officers have received equity awards subject to varying provisions with respect to vesting in the event of termination, death, disability or a change of control. The terms “cause,” “good reason” and “change of control” referred to below are defined in the respective named executive officer’s equity award agreement or the relevant equity plan.
With respect to Mr. Holleran’s unvested time-vesting options with respect to shares of our common stock issued pursuant to the 2017 Plan, in the event of a change of control, such options will vest in full as of the date of the change of control, subject to continued employment with us. If Mr. Holleran’s employment is terminated as a result of his death or disability, in addition to the severance benefits described above, his then-unvested time-vesting options that would have vested within the following year will immediately vest. If Mr. Holleran’s employment is terminated by us without cause or by him for good reason, in either case within 12 months following a transaction that is not a change of control and certain investors cease to own certain investor shares following the transaction, in addition to the severance benefits described above, Mr. Holleran’s then-unvested time-vesting options will vest in full.
With respect to each of the named executive officers’ unvested time-vesting options issued pursuant to the 2021 Plan, in the event of a change of control, if the surviving entity assumes the options and his employment is terminated without cause or by him for good reason within an 18-month period following the change of control, any such unvested options will vest in full as of immediately prior to the change of control. If any named executive officer’s employment is terminated for any reason, any unvested options will be immediately forfeited, unless the Company and such named executive officer agree otherwise.

For the named executive officers other than Mr. Holleran, unvested time-vesting options with respect to shares of our common stock issued pursuant to the 2017 Plan provide that, in the event of a change of control, such options will vest in full as of the date of the change of control, subject to continued employment with us. If such named executive officer’s employment is terminated as a result of his death or disability, in addition to the severance benefits described above, his then-unvested time-vesting options that would have vested within the following year will immediately vest. In addition, these provisions with respect to vesting also apply to the restricted stock issued to Messrs. Smith and Colicchio pursuant to the 2017 Plan.
Summary of Potential Payments Upon Termination or Change in Control
The following table provides information regarding certain potential payments that would have been made to the named executive officers if the triggering event occurred on December 31, 2021, the last day of the fiscal year, based on the actual value per share of our common stock of $26.23 on such date, where applicable. If a triggering event were to occur, the amounts actually received will vary based on factors such as the timing of such triggering event and the value per share of our common stock at such time. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2021 Plan and 2017 Plan.
Name	Benefit	Death ($)	Disability ($)	Termination Without Cause or for Good Reason (no Change in Control) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Kevin Holleran	Cash(1)	1,550,000	1,550,000	4,650,000	4,650,000
	Equity Acceleration(2)	9,683,700	9,683,700	—	34,655,879
	Value of Health	—	27,459	27,459	27,459
	Value of Retirement Contributions(3)	—	139,500	139,500	139,500
	Value of Outplacement Services (4)	—	—	6,000	6,000
	Total	11,233,700	11,400,659	4,822,959	39,478,838
Eifion Jones	Cash(1)	715,000	715,000	1,548,875	1,548,875
	Equity Acceleration(2)	3,873,480	3,873,480	—	17,080,437
	Value of Health	—	27,459	27,459	27,459
	Value of Retirement Contributions(3)	—	75,049	75,049	75,049
	Value of Outplacement Services(4)	—	—	6,000	6,000
	Total	4,588,480	4,690,988	1,657,383	18,737,820
Richard Roetken	Cash(1)	638,000	638,000	1,413,200	1,413,200
	Equity Acceleration(2)	3,451,500	3,451,500	—	8,909,025
	Value of Health	—	19,271	19,271	19,271
	Value of Retirement Contributions(3)	—	69,786	69,786	69,786
	Value of Outplacement Services(4)	—	—	6,000	6,000
	Total	4,089,500	4,178,539	1,508,239	10,417,264
Donald Smith	Cash(1)	585,000	585,000	1,293,900	1,293,900
	Equity Acceleration(2)	3,787,446	3,787,446	—	4,510,644
	Value of Health	—	27,459	27,459	27,459
	Value of Retirement Contributions(3)	—	63,801	63,801	63,801
	Value of Outplacement Services(4)	—	—	6,000	6,000
	Total	4,372,446	4,463,706	1,391,160	5,901,805
Fernando Blasco	Cash(5)	233,103	233,103	446,206	446,206
	Equity Acceleration(2)	714,578	714,578	—	2,279,644
	Value of Health	—	—	—	—
	Value of Retirement Contributions	—	—	—	—
	Value of Outplacement Services	—	—	—	—
	Total	937,680	937,680	446,206	2,725,850
Michael Colicchio	Cash	163,500	163,500	412,942	412,942
	Equity Acceleration(2)	255,349	255,349	—	683,441
	Value of Health	—	—	7,654	7,654
	Value of Retirement Contributions	—	—	—	—
	Value of Outplacement Services(3)	—	—	6,000	6,000
	Total	418,849	426,503	426,596	1,110,037
(1)	Includes an amount equal to the full bonus that was actually paid to such named executive officer pursuant the annual incentive plan for the year ended December 31, 2021.

(2)	Determined based on the closing price of our common stock quoted on the NYSE on December 31, 2021, which was $26.23.
(3)
Consists of payment of an amount equal to the cost of any perquisites, welfare benefits, and retirement plan contributions the named executive officer would otherwise have been eligible to receive in the 12 months following the named executive officer’s termination.

(4)	Represents the estimated amounts payable by us for outplacement services for the 6-month period following termination of the named executive officer’s employment without cause or for good reason.
(5)	The amounts shown in the table above were converted to U.S. dollars at an exchange rate of EUR 1 = USD 1.1325, which was the closing exchange rate on December 31, 2021.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Hayward’s Form 10-K for the year ended December 31, 2021.
Mark McFadden (Chairperson)
Lawrence H. Silber
Kevin Brown
April 8, 2022
This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 21, 2022 by the following individuals or groups:
•	each of our directors and nominees;
•	each of our named executive officers;
•	all of our directors, nominees and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.
The percentage ownership information shown in the table is based upon 229,325,124 shares of common stock outstanding as of March 21, 2022, which does not include 9,455,417 shares held by the Company in treasury.
Name of Beneficial Owner	Amount and Nature(1)	Percentage of Class
Directors and Nominees:
Ali Afraz	—	*
Christopher Bertrand(2)	—	*
Greg Brenneman(3)	—	*
Kevin Brown(2)	—	*
Diane Dayhoff	7,352	*
Stephen Felice	363,406	*
Mark McFadden(3)	—	*
Jason Peters(4)	—	*
Lawrence H. Silber	79,752	*
Arthur Soucy	121,463	*
Lori Walker	9,352	*
Timothy Walsh	—	*
Ed Ward	—	*
Named Executive Officers:
Kevin Holleran(5)	3,138,424	1.4%
Eifion Jones	1,170,453	*
Richard Roetken	665,411	*
Donald Smith	1,208,199	*
Fernando Blasco	249,836	*
Michael Colicchio	93,827	*
Directors, Nominees and Executive Officers as a Group (19 persons)	7,107,475	3.1%
5% or Greater Stockholders:
Alberta Investment Management Corp. 1600-10250 101 Street NW Edmonton, A0 T5J 3P4 Canada	35,391,391(6)	15.4%
CCMP Capital, LP, et al. 200 Park Avenue, 17th Floor New York, NY 10166	64,763,389(7)	28.2%
MSD Partners, L.P., et al. 645 Fifth Avenue, 21st Floor New York, NY 10022	71,538,085(8)	31.2%
*	Represents beneficial ownership of less than 1%.
(1)	These numbers include the following shares that the individuals may acquire within 60 days after March 21, 2022 through the exercise of stock options: Mr. Felice: 114,075 option shares, Mr. Silber: 62,400 option shares, Mr. Soucy: 108,561 option shares, Mr. Holleran: 2,732,412 option shares, Mr. Jones: 1,134,670 option shares, Mr. Roetken: 500,336 option shares, Mr. Smith: 902,564 option shares, Mr. Blasco: 238,908 option shares, Mr. Colicchio: 11,646 option shares, and all current directors and executive officers as a group, 5,805,572 option shares.
(2)
Does not include shares of our common stock held by an affiliate of MSD Partners. Mr. Betrand is a Managing Director of MSD Partners' Private Capital Group and Mr. Brown is Co-Head of MSD Partners’ Private Capital Group.

(3)
Does not include shares of our common stock held by affiliates of CCMP. Mr. Brenneman is Executive Chairman of CCMP, Mr. McFadden is a Co-Managing Partner of CCMP and Mr. Walsh is a Managing Director of CCMP.

(4)	Does not include shares of our common stock held by affiliates of AIMCo. Mr. Peters is Director, Private Equity, for AIMCo.
(5)	Kevin Holleran also serves as a director. Shares reported as beneficially owned include 2,100 shares owned by Mr. Holleran’s children.
(6)
This information is based on a Schedule 13G dated February 11, 2022 filed with the SEC by AIMCo reporting beneficial ownership as of December 31, 2021, updated to reflect beneficial ownership following a sale by certain affiliates of AIMCo of 1,385,304 shares of the Company’s common stock on January 24, 2022, based on information provided to the Company by AIMCo. The Schedule 13G reported that AIMCo has sole voting and sole dispositive power with respect to 35,391,391 shares of the Company’s common stock, which shares are owned directly by PE16PX Rocky Mountain Ltd. and PE16GV Rocky Mountain Ltd. All of the interests of these two entities are held by AIMCo as bare trustee on behalf of its clients.

(7)
This information is based on a Schedule 13G dated February 9, 2022 filed with the SEC by CCMP Capital Investors III, L.P. (“CCMP Capital Investors”), CCMP Capital Investors III (Employee), L.P. (“CCMP Employee”), CCMP Capital Associates III, L.P. (“CCMP Capital Associates”), CCMP Capital Associates III GP, LLC (“CCMP Capital Associates GP”), CCMP Capital, LP (“CCMP Capital”), and CCMP Capital GP, LLC (“CCMP Capital GP”) reporting beneficial ownership as of December 31, 2021, adjusted (1) for a sale by certain affiliates of CCMP of 2,694,696 shares of the Company’s common stock on January 24, 2022, based on information provided to the Company by CCMP, and (2) for the Company’s purchase of 4,080,000 shares of common stock from certain affiliates of CCMP on March 11, 2022 as described in “Related Person Transactions—Share Repurchase Program.” The Schedule 13G reported that each of CCMP Capital Associates, CCMP Capital Associates GP, CCMP Capital and CCMP Capital GP may be deemed to beneficially own in the aggregate 64,763,389 shares of the Company’s common stock, consisting of 60,998,124 shares held directly by CCMP Capital Investors and 3,765,265 shares held directly by CCMP Employee. CCMP Capital Investors is reported to have shared voting power and shared dispositive power with respect to 60,998,124 shares of the Company’s common stock. CCMP Employee is reported to have shared voting power and shared dispositive power with respect to 3,765,265 shares of the Company’s common stock. Each of CCMP Capital Associates, CCMP Capital Associates GP, CCMP Capital and CCMP Capital GP is reported to have shared voting power and shared dispositive power with respect to 64,763,389 shares of the Company’s common stock. The investment committee of CCMP Capital GP with respect to the shares of our common stock includes Messrs. Brenneman and Walsh, each of whom serves as a director of the Company.

(8)
This information is based on an amended Schedule 13G dated March 21, 2022 filed with the SEC by MSD Partners and MSD Aqua Partners, LLC, (“MSD Aqua Partners”) reporting beneficial ownership as of December 31, 2021. The Schedule 13G reported that MSD Aqua Partners is the direct beneficial owner of the securities covered by the Schedule 13G. MSD Partners is the investment manager of, and may be deemed to beneficially own securities beneficially owned by MSD Aqua Partners. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners. Each of John Phelan, Marc R. Lisker and Brendan Rogers is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD GP. Each of MSD Partners, MSD Aqua Partners, MSD GP, Mr. Phelan, Mr. Lisker and Mr. Rogers is reported to have shared voting power and shared dispositive power with respect to 71,538,085 shares of the Company’s common stock.

Delinquent Section 16 Reports
Section 16(a) of the Exchange Act, requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of these forms filed with the SEC, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during the year ended December 31, 2021 and that such filings were timely, except for the following:
•	Mike Colicchio filed one late Form 4 on March 16, 2021 that reported two transactions that were not reported on a timely basis;
•
Kevin Holleran filed four late Forms 4, one filed on March 16, 2021 that reported one transaction that was not reported on a timely basis, one filed on November 9, 2021 that reported one transaction that was not reported on a timely basis, one filed on January 5, 2022 that reported two transactions that were not reported on a timely basis and one filed on March 7, 2022 that reported three transactions that were not reported on a timely basis;

•	Eifion Jones filed one late Form 4 on March 16, 2021 that reported one transaction that was not reported on a timely basis;
•
Richard Roetken, filed two late Forms 4, one filed on March 16, 2021 that reported two transactions that were not reported on a timely basis, and another filed on November 1, 2021 that reported three transactions that were not reported on a timely basis;

•	Lawrence Silber filed one late Form 4 on March 16, 2021 that reported one transaction that was not reported on a timely basis;
•	Arthur Soucy filed one late Forms 4 on March 16, 2021 that reported one transaction that was not reported on a timely basis; and
•	Lori Walker filed one late Form 4 on March 16, 2021 that reported one transaction that was not reported on a timely basis.
RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of Fiscal Year 2021, to which we have been or will be a participant in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

For a description of our policies and procedures for the review and approval of related person transactions, see “Corporate Governance—Related Party Transaction Policy.”
Amended and Restated Stockholders Agreement
In connection with the closing of the transaction in which we were acquired by entities affiliated with CCMP, MSD Partners and AIMCo, and members of management and our board of directors in June 2017 (the “Acquisition”) we entered into a stockholders agreement (as amended, the “Stockholders Agreement”) with certain stockholders.
In connection with the IPO, we amended and restated the Stockholders Agreement. The Stockholders Agreement, as so amended and restated, provided affiliates of the Sponsors with certain registration rights described below. In addition, until the earlier of (i) the third anniversary of the consummation of the IPO, (ii) such time as either CCMP or MSD own less than 5% of our outstanding shares of common stock or (iii) CCMP and MSD otherwise agree (the “Coordination Period”), the Sponsors have agreed to act together with respect to their shares of our common stock and to coordinate with respect to the timing and manner of disposition of shares of our common stock by the stockholders party to the agreement. As a consequence of the Sponsors’ agreement to act together with respect to their shares of common stock pursuant to the Stockholders Agreement and otherwise, the Sponsors acknowledged in the Stockholders Agreement that they may be deemed a group for purposes of Section 13(d) of the Exchange Act. AIMCo has also agreed to certain restrictions on the transfer of its shares of our common stock (other than certain permitted transfers) until after CCMP has consummated a secondary sale of shares. The Stockholders Agreement also provides the Company with certain rights to repurchase shares of our common stock from certain existing management stockholders in the event that such individual’s employment with the Company is terminated for any reason.
Demand registration rights
Each of CCMP and MSD have the right to demand that we file registration statements at any time. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we will be required to use best efforts to promptly effect the registration.
Piggyback registration rights
If we propose to register any shares of our equity securities under Securities Act, either for our own account or for the account of any other person, then the parties to the Stockholders Agreement will be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

Shelf registration rights
At any time after we become eligible to file a registration statement on Form S-3, each of CCMP and MSD are entitled to have their shares of common stock registered by us on a Form S-3 registration statement at our expense. These shelf registration rights are subject to specified conditions and limitations.
Expenses and indemnification
We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares described above and to indemnify such stockholders and certain other persons against certain liabilities that may arise under the Securities Act in connection with any such offering and sale of our shares.
Advisory Services Agreement
In connection with the closing of the Acquisition, Hayward Holdings, Hayward Intermediate, Inc. and Hayward Industries (collectively, the “Hayward Entities”), entered into an advisory services and monitoring agreement (the “Advisory Services Agreement”) with CCMP and MSD Partners. Certain of our directors are affiliated with CCMP and MSD Partners. The Advisory Services Agreement terminated pursuant to its terms upon consummation of the IPO.
Pursuant to the terms of the Advisory Services Agreement, CCMP and MSD Partners agreed to provide the Hayward Entities with certain financial advisory services in exchange for an aggregate annual fee equal to $1.0 million multiplied by the quotient of (i) the number of shares of Class A stock owned by CCMP or MSD Partners, as applicable, divided by (ii) the number of shares of Class A stock owned collectively by the Sponsors.
In addition, the Hayward Entities agreed to reimburse CCMP and MSD Partners for their reasonable out-of-pocket expenses incurred in connection with the performance of these services. The Advisory Services Agreement provided for customary exculpation and indemnification provisions in favor of CCMP, MSD Partners and each of their respective affiliates. Upon termination of the Advisory Services Agreement, CCMP and MSD Partners were entitled to payment of all accrued and unpaid fees through the date of the consummation of the IPO and certain expense reimbursements. The indemnification and exculpation provisions in favor of CCMP, MSD Partners and each of their respective affiliates survived its termination.
Pursuant to the Advisory Services Agreement, CCMP received consulting fees and expense reimbursement totaling $0.1 million during the year ended December 31, 2021, and MSD Partners received consulting fees and expense reimbursement totaling $0.1 million during the year ended December 31, 2021.
Arrangements with our Directors and Officers
In addition, we have certain agreements with our directors and officers which are described in the sections entitled “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements” and “Director Compensation.”
We have entered into indemnification agreements with our officers and directors. These agreements and our bylaws require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Share Repurchase Program
On December 20, 2021, we issued a press release announcing that our board of directors had approved a share repurchase program (the “Share Repurchase Program”) pursuant to which the Company is authorized to repurchase up to $450 million of our common stock. The share repurchase authority expires on December 20, 2024. Under the repurchase program, we may purchase shares of our common stock on a discretionary basis from time to time. The Share Repurchase Program is primarily expected to be conducted through privately negotiated transactions with the Sponsors, as well as through open market repurchases or other means, including through Rule 10b-18 trading plans or through the use of other techniques such as accelerated share repurchases. The actual timing, number and nature of shares repurchased will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The Share Repurchase Program does not obligate the Company to acquire any number of shares in any specific period or at all and may be amended, suspended or discontinued at any time at our discretion.
On January 24, 2022, the Company agreed to repurchase 4.08 million shares of common stock from certain affiliates of CCMP at a price per share of $19.80, for an aggregate consideration of approximately $81 million. The price per share was approved by an independent committee of the board of the directors and is the same price at which affiliates of CCMP sold their shares on January 24, 2022 in a block trade in compliance with Rule 144. Closing of the share repurchase was contingent upon the satisfaction of certain closing conditions and occurred on March 11, 2022. Greg Brenneman, Mark McFadden and Timothy Walsh are employed by CCMP and are serving on our board of directors at CCMP’s request. None of these directors were members of the independent committee that approved the share repurchase.
Following this repurchase, the Company had approximately $369 million remaining under its repurchase authorization.
Purchases of Products in the Ordinary Course of Business
Certain of our related persons may, either directly or through their respective affiliates, enter into commercial transactions with us from time to time in the ordinary course of business, primarily for the purchase of merchandise. We believe that none of the transactions with such persons is significant enough to be considered material to such persons or to us.

ADDITIONAL INFORMATION
2021 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2021 are included in our 2021 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2021 other than the exhibits thereto. This proxy statement and our 2021 Annual Report are posted on our website at www.global.hayward.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our 2021 Annual Report without charge by sending a written request to Hayward Holdings, Inc., Attention: Corporate Secretary, 400 Connell Drive, Suite 600, Berkeley Heights, NJ 07922.
Special Note Regarding Forward-Looking Statements
This proxy statement contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (the “SEC”). Such forward-looking statements relating to us are based on the beliefs of our management as well as assumptions made by, and information currently available to, us. These forward-looking statements include, but are not limited to, statements about our strategies, plans, objectives, expectations, intentions, expenditures and assumptions and other statements contained in or incorporated by reference in this proxy statement that are not historical facts. When used in this document, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we therefore make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and actual results may differ materially from the expectations we describe in our forward-looking statements.
Examples of forward-looking statements include, among others, statements we make regarding: our financial position; business plans and objectives; general economic and industry trends; business prospects; future product development and acquisition strategies; growth and expansion opportunities; operating results; and working capital and liquidity. The forward-looking statements in this proxy statement are only predictions. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of forward-looking statements taken from third-party industry and market reports.
Important factors that could affect our future results and could cause those results or other outcomes to differ materially from those indicated in our forward-looking statements include the following.
•	our ability to execute on our growth strategies and expansion opportunities;
•	our ability to maintain favorable relationships with suppliers and manage disruptions to our global supply chain and the availability of raw materials;
•	our relationships with and the performance of distributors, builders, buying groups, retailers and servicers who sell our products to pool owners;
•	competition from national and global companies, as well as lower-cost manufacturers;
•	impacts on our business from the sensitivity of our business to seasonality and unfavorable economic and business conditions;
•	our ability to identify emerging technological and other trends in our target end markets;
•	our ability to develop, manufacture and effectively and profitably market and sell our new planned and future products;
•	failure of markets to accept new product introductions and enhancements;
•	the ability to successfully identify, finance, complete and integrate acquisitions;

•	our ability to attract and retain senior management and other qualified personnel;
•	regulatory changes and developments affecting our current and future products;
•	volatility in currency exchange rates;
•	our ability to service our existing indebtedness and obtain additional capital to finance operations and our growth opportunities;
•	impacts on our business from political, regulatory, economic, trade, and other risks associated with operating a global business, including the risks associated with geopolitical conflict;
•
our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

•	the impact of material cost and other inflation;
•	the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs, or address the impacts of climate change;
•	the outcome of litigation and governmental proceedings;
•	impacts on our business from the COVID-19 pandemic; and
•	other factors set forth in “Item 1A. Risk Factors” of our 2021 Annual Report.
Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this proxy statement are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this proxy statement to conform these statements to actual results or to changes in our expectations.
OTHER MATTERS
Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as described in this proxy statement or execute and return, at your earliest convenience, your proxy card.

HAYWARD

400 CONNELL DRIVE
SUITE 6100
BERKELEY HEIGHTS, NJ 07922

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on 05/18/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HAYW2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on 05/18/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees

Nominees	For	Withhold
1a. Christopher Bertrand	☐	☐
1b. Greg Brenneman	☐	☐
1c. Ed Ward	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
2. The selection, on an advisory basis, of the frequency of future stockholder advisory votes to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

HAYWARD HOLDINGS, INC.
Annual Meeting of Stockholders
May 19, 2022 9:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kevin Holleran, Eifion Jones and Susan Canning, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other business as may properly be presented, all of the shares of common stock of HAYWARD HOLDINGS, INC. that are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on May 19, 2022 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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